UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

ANNUAL INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Bojangles’, Inc.

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April 21, 2017

Dear Stockholders of Bojangles’, Inc.:

I am pleased to invite you to attend the Bojangles’, Inc. 2017 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Thursday, June 8, 2017 at our corporate offices, 9600 Southern Pine Boulevard, Suite J, Charlotte, North Carolina 28273 beginning at 9:00 a.m., Eastern Time.

We will consider the items of business described in the Notice of Annual Meeting of Stockholders to be Held June 8, 2017 and in the proxy statement accompanying this letter. The proxy statement contains important information about the matters to be voted on and the process for voting, along with information about Bojangles’, Inc., its management and directors.

All Bojangles’, Inc. stockholders of record at the close of business on April 13, 2017 are welcome to attend the Annual Meeting. Every stockholder’s vote is important to us, so it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, please promptly vote by submitting your proxy by telephone, Internet or mail. If you plan to attend the Annual Meeting in person, you must provide appropriate proof of share ownership and a form of photo identification in order to be admitted to the Annual Meeting.

On behalf of the Board of Directors, management and employees of Bojangles’, Inc., thank you for your continued support of, and ownership in, our company.

Sincerely,

Clifton Rutledge

President and Chief Executive Officer

BOJANGLES’, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Bojangles’, Inc. (“Bojangles’,” “we,” “us,” “our,” and the “Company”) will be held on Thursday, June 8, 2017 at our corporate offices, 9600 Southern Pine Boulevard, Suite J, Charlotte, North Carolina 28273 beginning at 9:00 a.m., Eastern Time.

The Annual Meeting will be held for the following purposes:

1.	Elect the three Class II director nominees named in the accompanying proxy statement to serve as Class II directors on the Company’s Board of Directors until the 2020 annual meeting of stockholders, and elect the one Class I director nominee named in the accompanying proxy statement to serve as a Class I director on the Company’s Board of Directors until the 2019 annual meeting of stockholders;

2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2017;

3.	The approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan; and

4.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors recommends that you vote “FOR”:

1.	Proposal No. 1 (the election to our Board of Directors of the three Class II director nominees named in the accompanying proxy statement to serve as Class II directors on the Company’s Board of Directors until the 2020 annual meeting of stockholders, and the election to our Board of Directors of the one Class I director nominee named in the accompanying proxy statement to serve as a Class I director on the Company’s Board of Directors until the 2019 annual meeting of stockholders);

2.	Proposal No. 2 (the ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2017); and

3.	Proposal No. 3 (the approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan).

The close of business on April 13, 2017 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting and any postponement or adjournment of the Annual Meeting. Each share of common stock entitles its owner to one vote on each matter properly presented. Shares of common stock will be voted if present in person or represented by proxy.

This year, we are electronically disseminating the Annual Meeting materials to some of our stockholders, as permitted under the “Notice and Access” rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting Materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2017:

Bojangles’, Inc.’s Notice of Annual Meeting of Stockholders to be Held on June 8, 2017, Proxy Statement and the 2016 Annual Report on Form 10-K are available electronically at www.edocumentview.com/BOJA.

By Order of the Board of Directors,

Laura Roberts

Secretary

Charlotte, North Carolina

April 21, 2017

2017 PROXY STATEMENT SUMMARY

Here are highlights of important information you will find in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Record Date	Place	Number of Shares of Common Stock Eligible to Vote as of the Record Date

June 8, 2017 9:00 a.m. Eastern Time	April 13, 2017	Bojangles’ Corporate Offices 9600 Southern Pine Boulevard, Suite J Charlotte, North Carolina 28273	36,596,368

VOTING MATTERS

	Board Recommendation	Page Reference (for more detail)
Proposal 1: Election of Three Class II Director Nominees and One Class I Director Nominee	✓ FOR EACH NOMINEE	6

Proposal 2: Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm for Fiscal 2017	✓ FOR	10

Proposal 3: Approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan	✓ FOR	12

OUR DIRECTOR NOMINEES

You are being asked to vote on these three Class II and one Class I director nominees. Directors are elected by a plurality of votes cast. Detailed information about each nominee’s background and areas of expertise can be found beginning on page 6.

Name	Age as of Annual Meeting	Director Since	Director Class	Principal Occupation	Committee Membership
					AC	CC	NCGC
William A. Kussell	58	2011	II	Operating Partner of and Consultant to Advent International Corporation

James R. Kibler	62	2011	II	Former President and Chief Executive Officer Bojangles’, Inc.

Tommy L. Haddock	66	2011	II	President Tri-Arc Food Systems, Inc.

Mark A. Rowan	62	2017	I	Chief People Officer Pilot Travel Centers, LLC

AC	Audit Committee	Chair of the Committee

CC	Compensation Committee	Committee Member

NCGC	Nominating and Corporate Governance Committee

i

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Size of Board (set by the Board)	10
Number of Independent Directors	6
Controlled Company	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Voting Standard for Election of Directors	Plurality
Diversity of Board background, experience and skills	Yes

RECENT CORPORATE HIGHLIGHTS

◾	New independent director, Mark A. Rowan, appointed in April 2017.

◾	58 system-wide restaurants were opened in fiscal 2016 — 29 company-operated restaurants and 29 franchised restaurants.

◾	System-wide comparable restaurant sales growth of 1.3% in fiscal 2016.*

* Please see our Annual Report on Form 10-K for the fiscal year ended December 25, 2016 for more information on comparable restaurant sales growth.

ii

BOJANGLES’, INC.

2017 PROXY STATEMENT

INTRODUCTION

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Bojangles’, Inc. (“Bojangles’,” “we,” “us,” “our,” and the “Company”) will be held on Thursday, June 8, 2017 at our corporate offices, 9600 Southern Pine Boulevard, Suite J, Charlotte, North Carolina 28273, beginning at 9:00 a.m., Eastern Time.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including some of the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an emerging growth company until the earliest to occur of: (i) our reporting $1.07 billion or more in annual gross revenues; (ii) the end of fiscal year 2020; (iii) our issuance, in a three-year period, of more than $1 billion in non-convertible debt; and (iv) the date on which we are deemed to be a large accelerated filer under U.S. Securities and Exchange Commission (the “SEC”) rules.

FREQUENTLY ASKED QUESTIONS

What is the purpose of this proxy statement?

Our Board of Directors (the “Board of Directors” or “Board”) is soliciting a proxy from each holder of our common stock to vote on the items to be considered at the Annual Meeting, scheduled to take place on June 8, 2017, or at any adjournment or postponement of the Annual Meeting.

We are first mailing or making available to stockholders this proxy statement, our Annual Report on Form 10-K for the fiscal year ended December 25, 2016 (the “Annual Report”) and related materials on or about April 26, 2017.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

SEC rules allow us to furnish proxy materials to our stockholders primarily via the Internet, rather than mailing paper copies of these materials to each stockholder. We believe that this process expedites stockholders’ receipt of the proxy materials, lowers the costs of the Annual Meeting and helps conserve natural resources. On or about April 26, 2017, we will mail to each stockholder (other than those stockholders who had previously requested electronic or paper delivery of the proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including our proxy statement and Annual Report, on the Internet and how to access a proxy card to vote on the Internet or by telephone. The Notice of Internet Availability of Proxy Materials also contains instructions on how to request a paper copy of the proxy materials. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a paper copy of the proxy materials unless you request one. If you would like to receive a paper copy of the proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We may, at our discretion, voluntarily choose to mail or deliver a paper copy of the proxy materials, including our proxy statement and Annual Report, to one or more stockholders.

What items of business will be voted on at the Annual Meeting?

At the Annual Meeting, the following matters are scheduled for vote:

1.	The election of three Class II director nominees named in this proxy statement to serve as Class II directors on the Board of Directors until our 2020 annual meeting of stockholders and the one Class I director nominee named in this proxy statement to serve as a Class I director on the Board of Directors until our 2019 annual meeting of stockholders;

2.	The ratification of the appointment of KPMG LLP (“KPMG”) to serve as our independent registered public accounting firm for our fiscal year 2017;

3.	The approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan; and

4.	The transaction of such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock as of the record date of April 13, 2017 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment of the Annual Meeting. Each share of common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. The Record Date is established by the Board as required by General Corporation Law of the State of Delaware (“Delaware Law”) and our amended and restated bylaws. At the close of business on the Record Date, we had 36,596,368 shares of common stock outstanding.

How does the Board of Directors recommend stockholders vote on the business of the Annual Meeting?

The Board of Directors recommends that stockholders vote their shares:

1.	“FOR” the election of each of the three Class II director nominees named in this proxy statement to serve as Class II directors on the Board of Directors until our 2020 annual meeting of stockholders, and the one Class I director nominee named in this proxy statement to serve as a Class I director on the Board of Directors until our 2019 annual meeting of stockholders;

2.	“FOR” the ratification of the appointment of KPMG to serve as our independent registered public accounting firm for our fiscal year 2017; and

3.	“FOR” the approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan.

With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote in accordance with their judgment on such matter.

What constitutes a quorum to conduct business?

Under our amended and restated bylaws, the holders of a majority of shares of Bojangles’, Inc. common stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy at the Annual Meeting, constitute a quorum to conduct business at the Annual Meeting. Abstentions will be treated as present for purposes of determining a quorum.

What vote is required to approve each of the items of business?

Proposal No. 1—Election of directors. The election of directors will be determined by a plurality of the common shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors.

Proposal No. 2—Ratification of independent registered public accounting firm. The affirmative vote of a majority of the common shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to ratify KPMG as our independent registered public accounting firm for fiscal year 2017.

Proposal No. 3—Approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Inventive Plan. The affirmative vote of a majority of the common shares present in person or represented by proxy at the Annual Meeting and entitled to vote, is required to approve the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A portion of our common stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered, with respect to those shares, the stockholder of record.

Beneficial owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name.

What effect do abstentions and broker non-votes have on the items of business?

An “abstention” occurs if your shares of common stock are deemed to be present at the Annual Meeting, either because you attend the Annual Meeting or because you have properly completed and returned a proxy, but you do not vote on any proposal or other matter which is required to be voted on by our stockholders at the Annual Meeting.

An abstention is not considered as a share voted and will not impact the election of directors. However, since an abstention is considered a share present or represented by proxy and entitled to vote, as one less vote for approval, it will have the effect of a vote against the ratification of our independent registered public accounting firm, the approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Inventive Plan and any other proposals that may be brought before the Annual Meeting.

A “broker non-vote” occurs when a bank, broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you are a beneficial owner of common stock, your bank, broker or other nominee holder of record is permitted to vote your shares on the ratification of the independent registered public accounting firm even if the record holder does not receive voting instructions from you. Absent instructions from you, the record holder may not vote on any “nondiscretionary” matter, including a director election, an equity compensation plan (including the approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Inventive Plan), a matter relating to executive compensation, certain corporate governance or bylaw changes or any stockholder proposal. In that case, without your voting instructions, a broker non-vote will occur. For all other matters, including the ratification of our independent registered public accounting firm, the record holder may vote at its discretion. You should consult your bank, broker or other nominee holder if you have questions about this.

How can I have my shares represented at the Annual Meeting?

Voting by Proxy or Returning Voting Instruction Card

If your shares are held through a broker, trustee or nominee, you may vote your shares before the Annual Meeting by telephone or Internet by following the instructions on the Notice of Internet Availability of Proxy

Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or Internet voting is available to you.

If your shares are held in your name, you may vote your shares before the Annual Meeting by telephone or Internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the Internet or by telephone for each of your accounts. If you vote over the Internet or by telephone, you should not mail back the related proxy card.

Voting in Person at the Annual Meeting

While we encourage voting in advance by proxy, holders of common stock also have the option of voting their shares in person at the Annual Meeting.

Shares of common stock held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Submitting your proxy by telephone, by Internet or by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

Shares of common stock held beneficially in street name may be voted in person by you only if you obtain a signed proxy from the entity that holds your shares giving you the right to vote the shares. Owners of shares of common stock held in street name that expect to attend and vote at the Annual Meeting should contact their broker, bank or nominee as soon as possible to obtain the necessary proxy.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If your card does not indicate how you want to vote, you give authority to Clifton Rutledge, our president and chief executive officer and a director, and M. John Jordan, our senior vice president of finance, chief financial officer and treasurer, both of whom were designated as the “proxy holders” by our Board of Directors to vote on the items discussed in this proxy statement and any other matter properly brought at the Annual Meeting. In such a case, your vote will be cast by the proxy holders as follows:

•  FOR the election of the three director nominees named in the proxy statement to serve as Class II directors on the Board of Directors until our 2020 annual meeting of stockholders, and the one director nominee named in the proxy statement to serve as a Class I director on the Board of Directors until our 2019 annual meeting of stockholders;

•  FOR the ratification of appointment of KPMG as our independent registered public accounting firm for fiscal 2017;

•  FOR the approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan; and

•  FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Rutledge and Jordan.

Can I change my vote or voting instructions, or revoke my proxy, after I return my proxy or voting instruction card?

For Record Holders

For record holders, you may change your vote or revoke a previously submitted proxy at any time before it is voted at the Annual Meeting by:

•	submitting a written notice of revocation to the Secretary of Bojangles’, Inc., to be delivered before the taking of the vote at the Annual Meeting to Bojangles’, Inc., 9432 Southern Pine Boulevard, Charlotte, North Carolina, 28273, Attention: Laura Roberts, Secretary;

•	executing and submitting a subsequent proxy with a later date;

•	voting by telephone or the Internet after you have given your proxy up until the deadline indicated on your proxy card; or

•	appearing in person or by a representative with a signed proxy and voting at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute a revocation of a proxy. You must also vote your shares at the Annual Meeting to effectively revoke your previously delivered proxy. If you plan to vote your shares in person at the Annual Meeting, see the requirements set forth in “How can I have my shares represented at the Annual Meeting? Voting in Person at the Annual Meeting.”

For Beneficial Holders

For shares held in street name, you may revoke any previous voting instructions by submitting new voting instructions to the bank, broker, or intermediary holding your shares by the deadline for voting specified in the voting instructions provided by your bank, broker, or intermediary. Alternatively, if your shares are held in street name and you have obtained a legal proxy from the bank, broker, or intermediary, giving you the right to vote the shares at the Annual Meeting, you may revoke any previous voting instructions by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself constitute a revocation of a proxy. You must also vote your shares at the Annual Meeting to effectively revoke your previously delivered proxy. If you plan to vote your shares in person at the Annual Meeting, see the requirements set forth in “How can I have my shares represented at the Annual Meeting? Voting in Person at the Annual Meeting.”

How do I gain admission to the Annual Meeting?

Attendance at the Annual Meeting is limited to stockholders of our common stock as of the Record Date. Registration will begin at 8:00 a.m. Eastern Time. You will need to bring valid photo identification, such as a driver’s license, when you arrive. If you hold shares in street name, typically through a brokerage account, you will also need proof of ownership to be admitted to the Annual Meeting, such as a recent brokerage statement or a letter from your bank or broker. If you want to vote your shares held in street name in person, you must bring with you a written proxy in your name from the broker, bank or other nominee that holds your shares. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. Additional rules of conduct regarding the Annual Meeting may be provided at the Annual Meeting.

Our Annual Meeting will be held at our corporate offices, 9600 Southern Pine Boulevard, Suite J, Charlotte, North Carolina 28273.

Who pays the cost of soliciting votes for the Annual Meeting?

We are making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing this proxy statement and related proxy materials. If you choose to access the proxy materials or vote over the Internet, however, you are responsible for Internet access charges you may incur. In addition to the mailing of these proxy materials, when requested, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will request banks, brokers, nominees, custodians and other fiduciaries who hold shares of our stock in street name to forward these proxy solicitation materials to the beneficial owners of those shares, and we will reimburse the reasonable out-of-pocket expenses they incur in doing so. At our discretion, we may engage a proxy solicitation firm to assist us with the solicitation process, for which we will bear the costs of any such engagement.

Who will count the votes?

We have retained Computershare to tabulate the votes and serve as the independent inspector of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

We will publish the final results of the voting in a Current Report on Form 8-K within four business days of the Annual Meeting. The Form 8-K will be available at www.bojangles.com under the “Investors” section and on the SEC’s website at www.sec.gov.

Can I access the proxy statement and annual report on the Internet?

Yes. As noted above, we are furnishing our proxy materials to our stockholders via the Internet, except for those stockholders who have elected to receive paper copies. We highly recommend that you receive electronic delivery of Bojangles’, Inc. proxy statements, annual reports and other stockholder communications. This helps reduce the use of paper and lowers our printing, postage and other costs. If you have previously requested paper copies of such materials, you can elect to receive electronic copies when you vote on the Internet.

This proxy statement and our Annual Report are available at www.edocumentview.com/BOJA.

How do I submit a stockholder proposal?

In accordance with our amended and restated bylaws, for a proposal to be included in our proxy statement for the 2017 Annual Meeting, it had to be submitted to our Secretary’s attention at the address on the cover page of this proxy statement no later than December 21, 2016. Your proposal had to be in writing and had to comply with the proxy rules of the SEC and our amended and restated bylaws. You should have sent your proposal to our corporate Secretary at our address on the cover of this proxy statement. We did not receive any stockholder proposals for inclusion in our proxy statement by the December  21, 2016 deadline.

COMPANY INFORMATION AND MAILING ADDRESS

Our principal executive offices are located at 9432 Southern Pine Boulevard, Charlotte, North Carolina 28273 and our telephone number is 704-527-2675. Our internet website address is www.bojangles.com. References in this proxy statement to “Bojangles’,” “Company,” “we,” “us” and “our” refer to Bojangles’, Inc. and our consolidated subsidiaries.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1 – ELECTION OF DIRECTORS

Director Nominations, Qualifications and Biographies

The nominating and corporate governance committee, consistent with the desires of the full Board, seeks to achieve a Board that represents a diverse mix of skills, perspectives, talents, backgrounds and education that will enhance our decision-making process, oversee management’s execution of strategic objectives and represent the interests of all of our stockholders. The nominating and corporate governance committee has instituted minimum qualifications that a director must meet, such as understanding the company’s business and the industry in general; attending Board and applicable committee meetings; timely reviewing and understanding materials circulated to the Board; being objective and constructive in making decisions; and being reasonably available, upon request, to advise the company’s management and officers. Additionally, key factors considered in connection with the selection of director nominees are independence, critical thinking skills, practical wisdom and mature judgment in the decision-making process. Our Board composition reflects our commitment to include individuals from diverse backgrounds and with diverse experience, and the members of our nominating and corporate governance committee are mindful of that objective when they nominate directors for election. Our Board composition also reflects the nominating and corporate governance committee’s determination as to the appropriate size of the Board to facilitate effective communication and cooperation. The nominating and corporate governance committee will review and consider any candidates for director recommended by a stockholder of record who is entitled to vote at an annual meeting and who satisfies the notice, information and consent provisions set forth in the amended and restated bylaws. The nominating and corporate governance committee will use the same evaluation criteria and process for director nominees recommended by stockholders as it uses for other director nominees. For information concerning stockholder proposals, see “Stockholder Proposals for 2018 Annual Meeting of Stockholders” below.

Important information about our corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related person transactions is found elsewhere in this proxy statement. We encourage you to review this information in connection with your decisions on the election of the director nominees.

The information set forth below includes, with respect to each nominee and each continuing director, his or her age as of the Annual Meeting date, principal occupation and employment during the past five years, the year in which he or she first became a director of the Company, and other public company directorships held by such person during the last five years. Further, the independence status of each nominee and each continuing director, as determined by the Board of Directors in accordance with the standards set forth in our Corporate Governance Guidelines and the listing standards of the NASDAQ, is provided below.

In addition to the experience, qualifications, attributes and skills of each nominee and continuing director outlined below, which have led the Board to conclude that such person should serve as a member of the Board, our Board believes that each nominee and each continuing director has demonstrated broad-based business knowledge, outstanding achievement in his or her professional career, commitment to ethical and moral values, personal and professional integrity, sound business judgment and a commitment to corporate citizenship.

Subject to the terms of our amended and restated certificate of incorporation and our amended and restated bylaws we have a staggered or classified Board of Directors with three classes of directors. The term of each class of directors ends on (i) for a class’s initial term, the dates set forth below, as applicable, or (ii) for a class’s subsequent term, the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected. Ten directors currently serve on our Board of Directors. There are currently four directors in Class I, three directors in Class II, and three directors in Class III. At this Annual Meeting, you will be asked to elect three directors for Class II and one director for Class I, as mentioned below. Six directors will continue to serve on our Board of Directors as described below.

Each nominee currently serves on our Board and was approved by the nominating and corporate governance committee and recommended to the Board for approval following an evaluation of their qualifications and prior Board services. Each nominee has agreed to be named in this proxy statement and to serve if elected. In light of the individual qualifications and experiences of each of our director nominees and his or her contributions to our Board, our Board has concluded that each of our director nominees should be re-elected.

Directors Standing for Election

Nominees to Serve in Class II until the 2020 Annual Meeting of Stockholders

Tommy L. Haddock, age 66, has served as a director of the Company since August 2011 and served as director of Bojangles’ Restaurants, Inc. (a subsidiary of the Company) (“Restaurants”) from September 2007 to April 2015. Since 1979, Mr. Haddock has served as president and director of a franchisee of the Company, Tri-Arc Food Systems, Inc. (“Tri-Arc”), which currently owns and operates 51 franchised Bojangles’ restaurants. Our Board believes Mr. Haddock’s qualifications to serve as a member of our Board include his familiarity with us, his deep understanding of restaurant operations, and his significant franchisee experience.

James R. Kibler, age 62, has served as a director since August 2011, served as non-executive chairman from February 2014 to June 2016, and served as a director of Restaurants from February 2014 to April 2015. From September 2007 to January 2014, Mr. Kibler served as chief executive officer, president and director of Bojangles’ Restaurants, Inc. From September 2011 to July 2013, he served as president of the Company, and from July 2013 to January 2014, he served as president and chief executive officer of the Company. From September 1996 to April 2011, Mr. Kibler served as president of Kibler-Mitchell Enterprises, Inc., a restaurant company in Spartanburg, South Carolina. Based on his extensive management experience in the casual dining and quick-service sectors, his familiarity with us, his deep understanding of restaurant operations, and his franchisee experience, we believe Mr. Kibler is well-qualified to serve on our Board.

William A. Kussell, age 58, has served as non-executive chairman since June 2016 and as a director of the Company and as an advisor to the Company since August 2011, and served as a director of Restaurants from August 2011 to April 2015. Since January 2010, Mr. Kussell has served as an operating partner of, and a consultant to, Advent International Corporation (“Advent”), a private equity firm based in Boston, Massachusetts. From January 2008 to January 2010, Mr. Kussell served as president and chief brand officer of Dunkin’ Brands, Inc. in Canton, Massachusetts. Prior to this, from March 2006 to January 2010, Mr. Kussell served as a member of the board of directors of Dunkin’ Brands, Inc. From November 2013 to June 2015, Mr. Kussell served as a member of the board of directors of Coffee Bean and Tea Leaf, a specialty coffee and tea retailer and café. Mr. Kussell served as a member of the board of directors of Extended Stay America, a national hospitality business, from November 2010 to July 2016, and has served as a member of the board of directors of Modell’s Sporting Goods, a national sporting goods retailer, since November 2009. Our Board believes Mr. Kussell’s qualifications to lead us and to serve as a member of our Board include his familiarity with us and his deep understanding of restaurant and franchisor operations.

Nominee to Serve in Class I until the 2019 Annual Meeting of Stockholders

Mark A. Rowan, age 62, has served as a director of the Company since April 2017. Mr. Rowan has served as Chief People Officer of Pilot Travel Centers, LLC, an operator of travel centers and travel plazas in North America, since October 2012. Mr. Rowan has also served as President of RMM Hospitality Services, LLC, an operator of restaurants and special event venues in East Tennessee, since October 2004. Our Board believes Mr. Rowan’s qualifications to serve as a member of our Board include his extensive experience as an executive and significant knowledge of the retail industry.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the election of each of the director nominees named above.

In accordance with the Board’s recommendation, the proxy holders will vote the shares of common stock covered by valid and timely received proxies “FOR” the election of each of the Class II director nominees and the Class I director set forth above, unless instructed otherwise.

Other Directors Not Standing for Election at this Annual Meeting

Directors who will continue to serve after the 2017 Annual Meeting are:

Class III Directors with Terms Expiring at the 2018 Annual Meeting of Stockholders

Steven J. Collins, age 48, has served as a director of the Company since August 2011 and served as a director of Restaurants from August 2011 to April 2015. Mr. Collins, a managing director of Advent, serves on the board of directors of lululemon athletica inc., an athletic apparel company (“lululemon”), Party City Holdco Inc., a vertically integrated supplier of decorated party goods, and Kirkland’s, Inc., a retailer of home décor and gifts (“Kirkland’s”) and on the board of directors of several privately held businesses. Mr. Collins also served on the board of directors of Five Below, Inc. from October 2010 until March 2016. Mr. Collins originally joined Advent in 1995. He left the company in 1997 and worked at Kirkland’s and then attended Harvard Business School, before rejoining Advent in 2000. Our Board believes Mr. Collins’ qualifications to serve as a member of our Board include his experience serving as a director of various companies and significant knowledge of the retail industry.

Clifton Rutledge, age 52, has served as chief executive officer of Restaurants since January 2014 and as a director, president and chief executive officer of the Company and of Restaurants since February 2014. From August 2011 to January 2014, Mr. Rutledge served as chief operations officer and senior vice president of Whataburger Restaurants, LLC, a quick-service restaurant company based in San Antonio, Texas (“Whataburger”). Mr. Rutledge served as vice president of operations and training of Whataburger from July 2008 to September 2011, as group vice president of operations of Whataburger from January 2006 to June 2008 and as group director of franchisee operations of Whataburger from 2003 to 2006. Prior to that, Mr. Rutledge worked for KFC, a quick-service restaurant company, and TCBY, a manufacturer and retailer of dairy products including frozen yogurt and ice cream, in operational positions. Because of his extensive leadership experience in operational positions in the restaurant industry, we believe Mr. Rutledge is qualified to serve as our chief executive officer and president and as a director on our Board.

Steven M. Tadler, age 57, has served as a director of the Company since August 2011 and served as a director of Restaurants from August 2011 to April 2015. Since 1993, Mr. Tadler has served as a managing partner of Advent. Mr. Tadler has also served as a member of the board of directors of Advent, since 2003, as a member of the board of directors of TransUnion Corp., an information and risk management solutions company, since April 2012, and as a member of the board of directors of wTe Corporation, a metals and plastics recycling company, since 1989. Prior to this, Mr. Tadler served as a member of the board of directors of Skillsoft, a software-as-a-service company, from May 2010 to March 2014, and Dufry AG, a travel retail company, from May 2010 to April 2013. Our Board believes Mr. Tadler’s qualifications to serve as a member of our Board include his experience as an investor in and significant knowledge of the retail industry.

Class I Directors with Terms Expiring at the 2019 Annual Meeting of Stockholders

John E. Currie, age 61, has served as a director of the Company since April 2015. Mr. Currie served as the chief financial officer of lululemon, from January 2007 to January 2015. Prior to joining lululemon, Mr. Currie worked for Intrawest Corporation, a provider of destination resorts and leisure travel, from 1989 to 2006, including as chief financial officer from 2004 to 2006. Prior to joining Intrawest, Mr. Currie held senior financial positions within the BCE Group, a telecommunications service provider, and was a specialist in international taxation with a major accounting firm. Mr. Currie has served as a member of the board of directors and audit committee of Aritzia, Inc., an innovative design house and fashion retailer of exclusive brands, since September 2016. Mr. Currie was a member of the board of directors of Hathor Exploration Limited, a junior resource exploration company listed on the Toronto Stock Exchange, from November 2006 to January 2012 and Coastal Contacts Inc., a contact lenses and eyeglasses retailer listed on the Toronto Stock Exchange, from March 2012 to April 2014. Mr. Currie has been a member of the board of directors for the Vancouver Airport Authority, a community-based, not-for-profit organization that manages the Vancouver, British Columbia, Canada airport, since

November 2012 and is currently a member of the board of directors for Frank & Oak Inc., a menswear retailer and subscription service. Mr. Currie is a chartered professional accountant, and received his Bachelor of Commerce degree from the University of British Columbia. Our Board believes Mr. Currie’s qualifications to serve as a member of our Board include his extensive experience as an executive and a director with various public companies.

Christopher J. Doubrava, age 32, has served as a director of the Company since April 2014 and served as a director of Restaurants from April 2014 to April 2015. Since January 2015, Mr. Doubrava has served as a vice president of Advent. Prior to this, from March 2010 until December 2014, Mr. Doubrava served as an associate of Advent. From July 2007 until February 2010, Mr. Doubrava served as an analyst for Goldman, Sachs & Co. in the Bank Debt Portfolio Group in New York, New York. Our Board believes Mr. Doubrava’s qualifications to serve as a member of our Board include his experience as an investor in and significant knowledge of the retail industry.

Starlette B. Johnson, age 54, has served as a director of the Company since March 2016. Since August 2012, Ms. Johnson has served as president of SBJ Advisory Group, LLC, a consulting company in Dallas, Texas working with private equity companies, industry service providers, and emerging brands. From October 2015 to October 2016, Ms. Johnson served as the president and chief executive officer of Twin Restaurant Holdings, LLC, parent company to the Twin Peaks restaurant chain. From November 2011 to May 2012, Ms. Johnson served as a search consultant of Spencer Stuart, a global executive search and leadership consulting firm in Dallas, Texas. From September 2010 to November 2011, Ms. Johnson served as an independent consultant to various companies in Dallas, Texas. From June 2006 to September 2010, Ms. Johnson served as the president and chief operating officer of Dave & Buster’s, Inc., an owner and operator of dining and entertainment venues. Ms. Johnson serves as a member of the board of directors and audit committee, and is the chair of the nominating/corporate governance committee, for Chuy’s Holdings, Inc., a full-service casual Mexican chain. Since August 2012, Ms. Johnson has served as a member of the board of directors for Front Burner Restaurant Holdings, the parent company of Twin Restaurant Holdings. She also serves on the board of directors of privately-held SusieCakes, a classic desserts bakery based in Southern California. From May 2008 through November 2013, Ms. Johnson served as a member of the board of directors and audit committee and was the chair of the nominating/governance committee, of Tuesday Morning Corporation, a national closeout retailer. Our Board believes Ms. Johnson’s qualifications to serve as a member of our Board include her deep understanding of the restaurant and retail industries, as well as extensive experience as an executive and a director with various public companies.

In addition to the information presented above regarding each director’s specific experiences, qualifications, attributes and skills, we believe that all of our directors have a reputation for integrity and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to us and our Board. Finally, we value our directors’ experience on other company boards and board committees.

There are no family relationships between any of our executive officers, directors and director nominees. The business address of each of our directors and director nominees is 9432 Southern Pine Boulevard, Charlotte, North Carolina 28273.

PROPOSAL NO. 2 – RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of KPMG LLP

In accordance with its charter, the audit committee selected the firm of KPMG LLP (“KPMG”) to be our independent registered public accounting firm for the fiscal year 2017 audit period and, with the endorsement of the Board of Directors, recommends to our stockholders that they ratify that appointment. The audit committee will reconsider the appointment of KPMG for the next audit period if such appointment is not ratified.

Representatives of KPMG are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

Audit Committee Pre-Approval of Accounting Services

The audit committee of our Board of Directors oversees our corporate accounting and financial reporting process. Among other things, our audit committee is responsible for the appointment, oversight and evaluation of our independent registered public accounting firm. In accordance with our audit committee’s charter, our audit committee must approve, in advance of the service, all audit and permissible non-audit services provided by our independent registered public accounting firm in order to assure that they do not impair the independent auditor’s independence. Our independent registered public accounting firm may not be retained to perform the non-audit services specified in Section 10A(g) of the Exchange Act. The audit committee has concluded that provision of the non-audit services described in that section is not compatible with maintaining the independence of KPMG.

The audit committee has established a policy regarding pre-approval of audit and permissible non-audit services provided by our independent registered public accounting firm. Under that policy and the audit committee’s charter, the audit committee must approve the services to be rendered and fees to be charged by our independent registered public accounting firm. Unless a type of service has received general pre-approval, it will require specific pre-approval of the audit committee if it is to be provided by the independent auditor. The audit committee may establish pre-approval fee limits for all services to be provided by the independent accountant. The audit committee must then approve, in advance, any services or fees exceeding those pre-approved levels, subject to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act. The audit committee has delegated to its chair the authority to grant separate pre-approvals of services and fees in accordance with the pre-approval policy for non-audit services. The audit committee may further delegate pre-approval authority from time to time to one or more of its other members in its discretion. All requests or applications for services to be provided by our independent registered public accounting firm must be submitted to the chief financial officer and must include a detailed description of the services to be rendered. The chief financial officer will determine whether such services are included within the list of services that have received the general pre-approval of the audit committee.

Principal Accounting Fees and Services

The following table presents the fees billed by KPMG for services rendered for fiscal 2016 and fiscal 2015:

	Fiscal 2016	Fiscal 2015
	(in 000s)
Audit Fees(1)	$529	$413
Audit-Related Fees(2)	—	454
Tax Fees	—	—
All Other Fees	—	—

Total(3)	$529	$867

(1)	Represents audit fees billed for each of fiscal years 2016 and 2015. Audit fees include fees for professional services rendered in connection with the annual audit of our consolidated financial statements and the review of our interim financial statements included in quarterly reports, as well as fees for services that generally only the independent registered public accounting firm can be reasonably expected to provide, including comfort letters, consents, and review of registration statements filed with the SEC.

(2)	Represents audit-related fees billed for fiscal year 2015. Audit-related fees in fiscal year 2015 include accounting consultations related to filing our registration statement on Form S-1 in connection with our initial public offering and other services that are traditionally performed by our independent registered public accounting firm.

(3)	In fiscal years 2016 and 2015, the audit committee did not approve any services or fees pursuant to the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017.

In accordance with the Board’s recommendation, the proxy holders will vote the shares of common stock covered by valid and timely received proxies “FOR” the ratification of the appointment of KPMG to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2017, unless instructed otherwise.

PROPOSAL NO. 3 – APPROVAL OF THE BOJANGLES’, INC.

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

Amended and Restated 2011 Equity Incentive Plan Summary

In November 2011, our Board adopted the 2011 Equity Incentive Plan (the “Prior 2011 Plan”) pursuant to which the Board could grant to officers, directors, employees, and consultants various equity-based incentive awards as compensation tools to motivate our workforce. We amended and restated the Prior 2011 Plan in connection with our initial public offering (“IPO”) in the form of the Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”).

We are seeking approval of the 2011 Plan to comply with the stockholder approval requirements to qualify otherwise eligible awards under the 2011 Plan for exemption from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). If stockholders do not approve this Proposal No. 3, (i) the 2011 Plan will continue in full force and effect in accordance with its existing terms, (ii) we will continue to have the authority to grant awards under the 2011 Plan, (iii) subject to applicable limitations, we will remain eligible to rely on the Section 162(m) temporary exemption for newly public companies that expires upon the first meeting of shareholders at which directors are elected in 2019, and (iv) we would resubmit the 2011 Plan for stockholder approval at a subsequent annual meeting of stockholders.

A summary of the principal provisions of the 2011 Plan is set forth below. The summary is qualified by reference to the full text of the 2011 Plan, a copy of which is attached as Appendix A to this Proxy Statement. All capitalized terms used in this “Amended and Restated 2011 Equity Incentive Plan Summary” section but not otherwise defined in this Proxy Statement shall have the meanings ascribed to them in the 2011 Plan.

Purpose. The purposes of the 2011 Plan are to: (a) enable us to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

Shares Subject to the Plan. Subject to adjustment as provided in the 2011 Plan, the maximum number of shares of common stock that may be issued in connection with awards is 8,500,000 shares (inclusive of awards issued under the Prior 2011 Plan that were outstanding as of the effective date of the 2011 Plan). Any shares of common stock issued under the 2011 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of common stock issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the 2011 Plan. In the event of any stock dividend, recapitalization, forward stock split or reverse stock split, reorganization, division, merger, consolidation, spin-off, combination, repurchase or share exchange, extraordinary or unusual cash distribution or other similar corporate transaction or event that affects our common stock, the compensation committee shall make appropriate adjustment in the number and kind of shares authorized by the 2011 Plan and covered under outstanding awards as it determines appropriate and equitable. Shares of our common stock subject to awards that expire unexercised or are otherwise forfeited shall again be available for awards under the 2011 Plan.

Annual Limits. In accordance with the requirements under Section 162(m) of the Code, the maximum number of shares of common stock underlying awards (including options, restricted stock, restricted stock units and performance awards) that may be granted during a calendar year to any individual participant shall be 50% of the Plan Limit.

Eligibility. Employees, directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the 2011 Plan; provided, however, that only employees of the Company, any parent or a subsidiary are eligible to be granted incentive stock options.

Plan Administration. The 2011 Plan shall be administered by the compensation committee. Any action of the compensation committee in administering the 2011 Plan shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, affiliates, their respective employees, directors, consultants, and other individuals who provide services to the Company or its affiliates, persons claiming rights from or through Participants, and stockholders of the Company. The compensation committee will have full authority to grant awards under the 2011 Plan and determine the terms of such awards.

Awards. The 2011 Plan authorizes the award of stock options, restricted stock, restricted stock units, and performance awards. The terms of an award will be set forth by the compensation committee in an individual award agreement.

Options. An option entitles the holder to purchase from us a stated number of shares of common stock. The award agreement shall state whether such grant is an Incentive Stock Option (“ISO”) or a Non-Qualified Stock Option (“NQO”). An ISO may only be granted to an employee of ours or our affiliates (provided applicable law so permits). The compensation committee will specify the number of shares of common stock subject to each option and the exercise price for such option, provided that the exercise price may not be less than the fair market value (as such term is defined in the 2011 Plan) of a share of common stock on the date the option is granted. Notwithstanding the foregoing, if ISOs are granted to any holder of 10% of our common stock, the exercise price shall not be less than 110% of the fair market value of a share of common stock on the date the ISO is granted. All options shall be exercisable in accordance with the terms of the applicable award agreement. The maximum term of an option shall be determined by the compensation committee on the date of grant but shall not exceed ten years (or five years in the case of ISOs granted to any holder of 10% of our common stock). In the case of ISOs, the aggregate fair market value (determined as of the date of grant) of the common stock with respect to which such ISOs become exercisable for the first time during any calendar year cannot exceed $100,000. ISOs granted in excess of this limitation will be treated as NQOs.

If a Participant’s service with us (or our affiliates) terminates by reason of death or disability, the Participant’s unexercised options may be exercised, to the extent they were exercisable on the termination date, for a period expiring (i) at such time as may be specified by the compensation committee at or after the grant, (ii) if not specified by the compensation committee, then 12 months from the termination date or (iii) until the expiration of the original term of the option, if shorter. If the Participant’s service with us (or our affiliates) terminates for cause (as such term is defined in the 2011 Plan), all unexercised options (whether vested or unvested) shall terminate and be forfeited on the termination date. If the Participant’s service with us (or our affiliates) terminates for any other reason, any vested but unexercised options may be exercised by the Participant, to the extent exercisable at the time of termination, for a period expiring (i) at such time as may be specified by the compensation committee at or after the grant, (ii) if not specified by the compensation committee, then 90 days from the termination date or (iii) until the expiration of the original term of the option, whichever period is shorter. Unless otherwise provided by the compensation committee, any options that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Restricted Stock. A restricted stock award is a grant of shares of common stock, which may or may not be subject to forfeiture restrictions during a restriction period. The compensation committee will determine the price, if any, to be paid by the Participant for each share subject to a restricted stock award. The compensation committee may condition the expiration of the restriction period, if any, upon: (i) the Participant’s continued service over a period of time with us or our affiliates; (ii) the achievement by the Participant, us or our affiliates of any other performance goals set by the compensation committee; or (iii) any combination of the above conditions as specified in the award agreement. If the specified conditions are not attained, the Participant will forfeit the portion of the restricted stock award with respect to which those conditions are not attained, and the underlying common stock will be forfeited to us. At the end of the restriction period, if the conditions, if any, have been satisfied, the restrictions imposed will lapse with respect to the applicable number of shares of common stock. During the restriction period, a Participant will have the right to vote the shares of common stock underlying the restricted stock, however, unless otherwise provided by the compensation committee, all dividends will remain subject to restriction until the shares of common stock with respect to which the dividend was issued lapses. Our board of directors may, in its discretion, accelerate the vesting and delivery of shares of restricted stock.

Restricted Stock Units. Restricted Stock Units (“RSUs”) are granted in reference to a specified number of shares of common stock and entitle the holder to receive, following the holder’s continued service over a specified period of time or upon achievement of specific performance goals established by the compensation committee or any combination of the above as set forth in the applicable award agreement, one share of common stock for each such share covered by the RSUs. The Participant shall not have any shareholder rights with respect to the shares subject to a RSUs until the award vests and the shares are actually issued thereunder. Subject to the provisions of the applicable award agreement or as otherwise determined by the compensation committee, if a Participant’s service with the Company terminates prior to the RSUs vesting, the Participant’s RSUs that then remain subject to forfeiture will then be forfeited automatically.

Performance Awards. The Company may grant options, restricted stock or RSUs with vesting conditioned based upon the achievement of specified performance goals, subject to continued service with us (or our affiliates). Unless otherwise provided by the compensation committee, any performance awards that are not exercisable at the time of termination of employment shall terminate and be forfeited on the termination date.

Change in Control. In the event of a Change in Control, the compensation committee may, on a participant-by-participant basis: (i) cause any or all outstanding awards to become vested and immediately exercisable (as applicable), in whole or in part; (ii) cause any outstanding option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that option upon closing of the Change in Control; (iii) cancel any unvested award or unvested portion thereof, with or without consideration; (iv) cancel any award in exchange for a substitute award; (v) redeem any restricted stock or RSU for cash and/or other substitute consideration with value equal to fair market value of an unrestricted share on the date of the Change in Control; (vi) cancel any outstanding option with respect to all common stock for which the award remains unexercised in exchange for a cash or other substitute consideration equal to the excess (if any) of the fair market value of the common stock subject to the option over the exercise price of the option; (vii) take such other action as the compensation committee shall determine to be reasonable under the circumstances; and/or (viii) in the case of any award subject to Section 409A of the Code, such award shall vest and be distributed only in accordance with the terms of the applicable award agreement and the compensation committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

Interest of Certain Persons in the 2011 Plan

Stockholders should understand that our executive officers and non-employee directors may be considered to have an interest in the approval of the 2011 Plan because they may receive awards under it in the future. Nevertheless, the Board of Directors believes that it is important to provide incentives and rewards for superior performance and the retention of experienced executive officers and directors by implementing the 2011 Plan.

BOARD RECOMMENDATION

The Board of Directors unanimously recommends a vote “FOR” the approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan.

In accordance with the Board’s recommendation, the proxy holders will vote the shares of common stock covered by valid and timely received proxies “FOR” the approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan, unless instructed otherwise.

CORPORATE GOVERNANCE AND BOARD STRUCTURE

Composition of the Board of Directors

Our business and affairs are managed under the direction of our Board of Directors, which currently consists of ten members. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our Board of Directors consists of a number of directors to be fixed exclusively by resolution of the Board of Directors.

Our amended and restated certificate of incorporation provides for a staggered, or classified, Board of Directors consisting of three classes of directors, each serving staggered three-year terms, as follows:

•	the Class I directors are Ms. Johnson and Messrs. Currie and Doubrava, and their terms will expire at the annual meeting of stockholders to be held in 2019, as well as Mr. Rowan and his term will expire at the annual meeting of stockholders to be held in 2017;

•	the Class II directors are Messrs. Haddock, Kibler and Kussell, and their terms will expire at the annual meeting of stockholders to be held in 2017; and

•	the Class III directors are Messrs. Collins, Rutledge and Tadler, and their terms will expire at the annual meeting of stockholders to be held in 2018.

Upon expiration of the term of a class of directors, directors for that class will be elected for a three-year term at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, retirement, disqualification or removal. Any vacancies on our Board of Directors will be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Our amended and restated certificate of incorporation provides that directors may only be removed for cause. To remove a director for cause, 66 2/3% or more of the outstanding shares of capital stock then entitled to vote at an election of directors must vote to remove the director at an annual or special meeting. The amended and restated certificate of incorporation also provides that, if a director is removed or if a vacancy occurs due to either an increase in the size of the Board or the death, resignation, disqualification or other cause, the vacancy will be filled solely by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum remain.

The classification of our Board of Directors, together with the ability of the stockholders to remove our directors only for cause and the inability of stockholders to call special meetings, will make it more difficult for a third-party to acquire control of us.

Director Independence and Controlled Company Status

Advent owns a majority interest in us, and accordingly, we are a “controlled company” under the rules of NASDAQ. The “controlled company” exception eliminates the requirements that we have (a) a majority of independent directors on our Board and (b) compensation and nominating and corporate governance committees composed entirely of independent directors, as independence is defined in Rule 10A-3 of the Exchange Act and under NASDAQ listing standards. The “controlled company” exception does not modify the independence requirements for the audit committee, and we are in compliance with the requirements of the Sarbanes-Oxley Act and NASDAQ.

We have six independent directors on our Board. Our Board of Directors has determined that Ms. Johnson and Messrs. Collins, Currie, Doubrava, Rowan and Tadler are independent as defined under the corporate governance rules of NASDAQ.

If at any time we cease to be a “controlled company” under NASDAQ rules, our Board of Directors will take all action necessary to comply with the applicable NASDAQ rules, including ensuring that our Board of Directors is composed of a majority of independent directors and establishing certain committees composed entirely of independent directors, subject to a permitted “phase-in” period.

Board Leadership Structure and Board’s Role in Risk Oversight

Our Board of Directors has no policy with respect to the separation of the offices of chief executive officer and chairman of the Board of Directors. It is the Board of Directors’ view that rather than having a rigid policy, the Board of Directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the two offices should be separate. Currently, our leadership structure separates the offices of chief executive officer and chairman of the Board of Directors with Mr. Rutledge serving as our chief executive officer and Mr. Kussell serving as non-executive chairman of the Board. We believe this is appropriate as it provides Mr. Rutledge with the ability to focus on our day-to-day operations while allowing Mr. Kussell to lead our Board of Directors in its fundamental role of providing advice to, and oversight of management.

Our Board of Directors plays an active role in overseeing management of our risks. Our Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee oversees management of financial risks. Our nominating and corporate governance committee is responsible for managing risks associated with the independence of the Board of Directors. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our full Board of Directors keeps itself regularly informed regarding such risks through committee reports and otherwise.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that has been approved by our Board of Directors and is available on our website, www.bojangles.com, under the “Investors” section.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Our audit committee met seven times and acted one time by unanimous written consent during fiscal 2016. The audit committee has the following responsibilities, among others, as set forth in the audit committee charter:

•	selecting and hiring our independent registered public accounting firm and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•	evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•	reviewing the adequacy and effectiveness of our internal control policies and procedures when required by the SEC;

•	overseeing management of financial risks;

•	preparing the audit committee report required by the SEC to be included in our annual proxy statement;

•	discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and fiscal year-end operating results;

•	approving related party transactions; and

•	reviewing whistleblower complaints relating to accounting, internal accounting controls or auditing matters and overseeing the investigations conducted in connection with such complaints.

Our audit committee consists of Ms. Johnson and Messrs. Currie and Rowan. Ms. Johnson serves as the chair of the audit committee. Ms. Johnson and Messrs. Currie and Rowan are independent for purposes of serving on the audit committee, and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Currie is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication defined under the applicable rules of NASDAQ. See “—Director Independence and Controlled Company Status.”

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Our compensation committee met five times during fiscal 2016. The compensation committee has the following responsibilities, among others, as set forth in the compensation committee’s charter:

•	reviewing and approving compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change-in-control arrangements and any other benefits, compensation or arrangements;

•	reviewing and recommending the terms of employment agreements with our executive officers;

•	reviewing succession planning for our executive officers;

•	reviewing and recommending compensation goals, bonus and stock-based compensation criteria for our employees;

•	reviewing and recommending the appropriate structure and amount of compensation for our directors;

•	overseeing the management of risks relating to our executive compensation plans and arrangements;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” when required by SEC rules;

•	preparing the compensation committee report, when required by the SEC, to be included in our annual proxy statement; and

•	administering, reviewing and making recommendations with respect to our equity compensation plans.

Our compensation committee consists of Messrs. Collins, Currie and Tadler. Mr. Collins serves as the chair of the compensation committee. Our Board has determined that Messrs. Collins, Currie and Tadler are independent under applicable rules and regulations of the SEC and NASDAQ. See “—Director Independence and Controlled Company Status.”

Our chief executive officer annually reviews the performance of all of our executive officers. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. These recommendations are submitted to the compensation committee for review, discussion and approval and the compensation committee then sets the appropriate levels of compensation for our executive officers.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations regarding candidates for directorships and the size and composition of our Board. Our nominating and corporate governance committee met three times during fiscal 2016. Among other matters, the nominating and corporate governance committee is responsible for the following, as set forth in the nominating and corporate governance committee’s charter:

•	assisting our Board of Directors in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to our Board of Directors;

•	reviewing developments in corporate governance practices and recommending updates to the governance principles applicable to our Board of Directors;

•	managing risks associated with the independence of our Board of Directors;

•	evaluating and making recommendations as to the size and composition of our Board of Directors;

•	overseeing the evaluation of our Board of Directors and management; and

•	recommending members for each Board committee of our Board of Directors.

Our nominating and corporate governance committee consists of Messrs. Kussell, Tadler, and Collins. Mr. Kussell serves as the chair of the nominating and corporate governance committee. Our Board has determined that Messrs. Tadler and Collins are independent under applicable rules and regulations of the SEC and NASDAQ. See “—Director Independence and Controlled Company Status.”

Director Compensation

In fiscal 2016, certain of our directors received compensation for their service as directors. We have adopted a formal director compensation policy for all of our non-employee directors. These matters are further described below in the section entitled “Executive and Director Compensation—Compensation of Directors.”

Compensation Committee Interlocks and Insider Participation

Messrs. Collins and Tadler served as members of the compensation committee throughout fiscal 2016. Each of Messrs. Collins and Tadler has relationships with us that require disclosure under Item 404 of Regulation S-K under the Exchange Act. See “Certain Relationships and Related Party Transactions” for more information.

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.bojangles.com under the “Investors” section. Disclosure regarding any amendments to the code of business conduct and ethics, or any waivers of its requirements, will be included in a current report on Form 8-K within four business days following the effective date of the amendment or waiver, unless posting such information on our website will then satisfy the rules of NASDAQ.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines that serve as a flexible framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, Board membership criteria and director qualifications, director responsibilities, Board agenda, roles of the non-executive chairman of the Board and chief executive officer, meetings of independent directors, committee responsibilities and assignments, Board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management and management succession planning. A copy of our corporate governance guidelines is available on our website at www.bojangles.com under the “Investors” section.

Board Meetings and Attendance

Our Board met eight times and acted by unanimous written consent three times during fiscal 2016. Each incumbent Director attended at least 75% of the total of all Board and Committee meetings he/she was entitled to attend during fiscal 2016. Our Board expects its members to attend each annual meeting of stockholders.

Executive Sessions of the Board

The non-management directors meet in conjunction with regular Board meetings outside the presence of management in executive sessions. In addition, our independent directors also met in executive sessions. Non-management directors will continue to have executive sessions. After certain executive sessions, a designated director updates the chief executive officer on the key items discussed, as appropriate. The non-executive chairman presided at all such regularly scheduled executive sessions of the non-management directors during fiscal 2016, as well as over Board meetings.

Communications with the Board of Directors

Stockholders wishing to formally communicate with our Board, any Board committee, the independent directors as a group or any individual director may send communications directly to the Company at Bojangles’, Inc., 9432 Southern Pine Boulevard, Charlotte, North Carolina, 28273, Attention: Laura Roberts, Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

AUDIT COMMITTEE REPORT

At the end of fiscal year 2016, our audit committee consisted of Ms. Johnson and Mr. Currie. Ms. Johnson serves as the chair of the audit committee. Ms. Johnson and Mr. Currie are independent for purposes of serving on the audit committee, and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our Board has determined that Mr. Currie is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication defined under the applicable rules of NASDAQ.

The audit committee has met and reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 25, 2016 with the Company’s management, which has the primary responsibility for the Company’s financial statements, as well as with the Company’s independent auditor, KPMG, who is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board. The audit committee is not providing any expert or special assurance as to the Company’s financial statements or providing any professional certification with respect to the independent auditor’s work product.

The audit committee has discussed with KPMG the matters required to be discussed by Auditing Standard No. 16, “Communications With Audit Committees”, as adopted by the Public Company Accounting Oversight Board. The audit committee has received and reviewed the written disclosures and the letter from KPMG required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG communications with the audit committee concerning independence. The audit committee also considered whether KPMG non-audit services to the Company were compatible with the independence requirements and concluded their independence was not compromised by the provision of these services.

Taking all of these reviews and discussions into account, the audit committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2016 for filing with the SEC.

This report is provided by the following directors, who comprised the audit committee at the end of fiscal 2016:

Starlette B. Johnson, Chair

John E. Currie

Mr. Rowan became a member of the Audit Committee in April 2017 and did not participate in the matters described above.

IDENTIFICATION OF EXECUTIVE OFFICERS AND DIRECTORS

Directors and Executive Officers

The following table sets forth the name, position and age as of the date of the Annual Meeting of individuals who serve as the directors and executive officers of Bojangles’, except as noted below:

Name	Age	Position/Title
William A. Kussell	58	Director and Non-Executive Chairman of the Board
Clifton Rutledge	52	Director, President and Chief Executive Officer
Steven J. Collins	48	Director
John E. Currie	61	Director
Christopher J. Doubrava	32	Director
Tommy L. Haddock	66	Director
Starlette B. Johnson	54	Director
James R. Kibler	62	Director
Steven M. Tadler	57	Director
Mark A. Rowan	62	Director
M. John Jordan	49	Senior Vice President of Finance, Chief Financial Officer and Treasurer
Kenneth E. Avery	57	Senior Vice President of Company Operations and Chief Operating Officer
Laura Roberts	34	Vice President, General Counsel, Secretary and Compliance Officer

See “Proposal No. 1 – Election of Directors” for biographies of each member of our Board of Directors. Our directors, except for Ms. Johnson and Mr. Rowan, have been selected pursuant to the terms of a stockholders’ agreement described more fully below under “Certain Relationships and Related Party Transactions.” The terms of the stockholders’ agreement related to the election of directors terminated upon the closing of our IPO.

M. John Jordan has served as senior vice president of finance and chief financial officer of the Company since December 2014, as treasurer of the Company since April 2015, as vice president of the Company from September 2011 to December 2014, as a director of Restaurants since April 2015 and as senior vice president of finance and chief financial officer of Restaurants since March 2009. From 2006 to 2009, Mr. Jordan served as vice president and chief financial officer of Restaurants. Prior to this, Mr. Jordan served as vice president of The Parnell-Martin Companies LLC, a plumbing supply distribution company based in Charlotte, North Carolina from 2005 to 2006 and in various other roles, including treasurer and assistant secretary, from 1996 to 2004. Prior to this, Mr. Jordan worked with CSX Corporation and Coopers & Lybrand.

Kenneth E. Avery has served as senior vice president of company operations and chief operating officer of the Company since December 2014, as senior vice president of operations and chief operating officer of Restaurants since October 2014 and previously as senior vice president of company operations of Restaurants from April 2013 to October 2014. From March 2009 to April 2013, Mr. Avery served as vice president of company operations of Restaurants. From January 2008 to March 2009, Mr. Avery served as vice president of operations support of Restaurants. From 1998 to 2007, Mr. Avery served in a variety of positions with CKE Restaurants Inc., a quick-service restaurant company, including as regional vice president, vice president and senior vice president of franchise operations. As reported on a Current Report on Form 8-K filed with the SEC on April 18, 2017, effective April 17, 2017, Mr. Avery is no longer an employee of the Company and its subsidiaries and is pursuing other professional opportunities.

Laura Roberts has served as vice president, general counsel, secretary and compliance officer of the Company and a director of Restaurants since November 2016. From November 2014 to November 2016, Ms. Roberts served as senior director and associate general counsel of Restaurants and from April 2013 to November 2014 served as senior corporate counsel of Restaurants. From January 2012 to April 2013, Ms. Roberts served as an attorney with Baker Botts LLP in Houston, Texas working in the global projects group, with a focus on commercial real estate, representing developers in all aspects of real estate acquisitions, dispositions, leasing and related corporate governance matters. Prior to that, Ms. Roberts worked as an attorney for the law firms of Gordon & Rees LLP in Houston, Texas and Shearman & Sterling LLP in New York, New York. Ms. Roberts received her Juris Doctor degree from Columbia University School of Law in 2007 and her Bachelor of Business Administration in Management from Idaho State University in 2003.

Our executive officers are appointed by our Board of Directors and serve until their successors have been duly appointed and qualified or their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE AND DIRECTOR COMPENSATION

We are providing compensation disclosure that satisfies the requirements applicable to emerging growth companies, as defined in the JOBS Act. As an emerging growth company, we have opted to comply with certain of the scaled executive compensation rules applicable to “smaller reporting companies,” as such term is defined under the Securities Act. This section includes a discussion of fiscal 2016 compensation for our chief executive officer and two most highly-compensated executive officers other than our chief executive officer who were serving as executive officers at the end of the fiscal year ended December 25, 2016 (our “named executive officers”).

Key Executive Compensation Objectives

In setting and overseeing our executive compensation program, our compensation committee focuses on the following key objectives:

•	attract and retain exceptional executive talent;

•	support our short-term and long-term business objectives;

•	encourage the creation of stockholder value on a sustainable basis by focusing executive pay more on long-term equity compensation than short-term incentives and cash compensation;

•	appropriately recognize the responsibilities and criticality of each executive to our company by understanding competitive compensation levels in our industry for each role; and

•	provide rewards that are consistent with company performance.

Our Peer Group

In fiscal 2016, we established a peer group of similarly-situated companies to analyze external compensation practices. We consider this information when determining target compensation opportunities for our named executive officers. With input from management and Frederic W. Cook & Co., Inc. (“F.W. Cook”), the compensation committee’s independent advisor, the compensation committee expects to review the peer group annually so that its composition remains appropriate. We plan to use this peer group to primarily assess whether our executive compensation program and target compensation levels are competitive versus market practice.

In constructing our peer group, the compensation committee reviewed information for and considered U.S.-based, public companies with the following attributes:

•	similar business models and industry classifications;

•	revenue that is within the range of approximately one-third to three times that of ours;

•	market capitalization that is within the range of approximately one-fifth to five times that of ours;

•	geographic location in proximity to our corporate headquarters; and

•	relatively early in their stages as a public company.

Based on these characteristics and input from F.W. Cook and management, our compensation committee selected the following companies for our peer group for fiscal 2016:

• BJ’s Restaurants, Inc.	• Papa John’s International, Inc.
• Denny’s Corporation	• Popeyes Louisiana Kitchen, Inc.
• DineEquity, Inc.	• Potbelly Corporation
• Fiesta Restaurant Group, Inc.	• Red Robin Gourmet Burgers, Inc.
• Jamba, Inc.	• Ruth’s Hospitality Group, Inc.
• Krispy Kreme Doughnuts, Inc.	• Sonic Corp.
• Noodles & Company	• Zoe’s Kitchen, Inc.

As we grow and evolve, and as the companies in our peer group potentially change (e.g., due to merger, acquisition, delisting, etc.), our compensation committee may modify our peer group as appropriate.

The table below summarizes and compares our revenue, system-wide sales and market capitalization to that of the peer group:

Peer Group Summary	GAAP Revenue (in millions)[1]	System-wide Sales (in millions)[2]	Market Capitalization (in millions)[3]
Peer Group Median	$505	$764	$871
Bojangles’	$477	$1,035	$512
Bojangles’ Percentile Rank	43%	54%	26%

(1)	For peer group, represents most recently reported four-quarter data, where available, as of February 12, 2016. For Bojangles’, represents four-quarter period ended September 27, 2015.
(2)	For peer group, represents system-wide sales as of the most recently reported fiscal year, reported as of February 12, 2016. For Bojangles’, represents fiscal year 2014.
(3)	Based on closing prices on February 12, 2016.

Compensation levels in the general industry are also considered for determining target compensation levels for our named executive officers.

Competitive Positioning

Our compensation committee reviews a competitive range around the median peer group and general industry data for total direct compensation (at target), including base salary and annual and long-term incentives. Company and individual performance, and other factors, including potential succession and internal pay equity are used to determine appropriate target compensation levels for our named executive officers.

In determining appropriate compensation levels for our named executive officers, our compensation committee reviews compensation levels for executives in similarly situated roles at companies in our peer group. F.W. Cook compiles the compensation data for the selected peer group. At the request of the compensation committee, management reviews F.W. Cook’s compensation data, which is then used by our chief executive officer (in addition to other abovementioned factors) to determine target compensation recommendations for his direct reports. The compensation committee also uses this data in determining the target compensation for our chief executive officer for the following year.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2016 and 2015:

Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Clifton Rutledge	2016	$525,756	$—	$315,875	$191,800	$424,360	$11,148	$1,468,939
President and Chief Executive Officer	2015	$510,558	$—	$—	$—	$450,625	$4,691	$965,874

M. John Jordan	2016	$326,172	$—	$135,375	$82,200	$263,268	$17,133	$824,148
Senior Vice President of Finance, Chief Financial Officer and Treasurer	2015	$316,744	$—	$—	$—	$279,562	$15,733	$612,039

Kenneth E. Avery	2016	$289,166	$—	$135,375	$82,200	$160,461	$10,437	$677,639
Senior Vice President of Company Operations and Chief Operating Officer	2015	$280,807	$—	$—	$—	$205,356	$9,607	$495,770

(1)	Represents the grant date fair value of stock and options awarded during fiscal 2016, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(2)	Represents payments under our regular bonus plan and stretch bonus plan for the respective performance year. For more information, see below under “—Annual Cash Incentive Compensation.”
(3)	The values shown under the heading “All Other Compensation” for Messrs. Rutledge, Jordan, and Avery, represents the following perquisites and benefits:
◾	401(k) plan matching contribution: $9,000, $9,000 and $9,000, respectively
◾	Taxable benefit of auto allowance and gasoline: $1,823, $7,421 and $830, respectively
◾	Imputed life insurance: $325, $212 and $607, respectively
◾	Service anniversary award: $0, $500 and $0, respectively

Narrative to Summary Compensation Table

The compensation program for our named executive officers, as disclosed in the Summary Compensation Table above and discussed in more detail below, consists of the following components:

Component	Purpose	Description
Base Salary	Provide competitive level of fixed compensation commensurate with experience, skill set and responsibilities to attract and retain employees.	Minimum value provided for under employment agreement. Reviewed annually and subject to increase based on compensation committee assessment of market competitiveness and individual performance.

Annual Cash Incentive Compensation	Motivate employees to achieve the Company’s annual financial objectives and align compensation with performance.	Provided for under our regular bonus and stretch bonus plans that reward the achievement

Component	Purpose	Description
and over-achievement of our annual pre-established performance goals.

Long-term Equity Incentive Compensation	Provide competitive compensation opportunity that aligns the interests of employees with long-term shareholder interests.	Stock options with a ten-year term and RSU grants that typically vest in equal annual installments over four years, subject to continued employment on the vesting date.

Retirement and Deferred Compensation Plans	Offer competitive benefits to help employees save for their retirement in a tax efficient manner.	Consists of a 401(k) plan with a matching contribution and a deferred compensation plan that allows participants to defer their salary, bonuses, commissions and other performance-based compensation.

Other Benefits	Provide competitive health and welfare benefits and other minimal perquisites commonly provided and important to our ability to attract and retain employees.	Includes automobile benefits, as well as reimbursement of certain business professional dues and certifications.

Base Salary

Each of our named executive officers is party to an employment agreement with the Company (described below under the section entitled “—Employment Agreements”) that specifies their annual base salary, subject to review and potential increase annually. The compensation committee reviewed the base salaries of the named executive officers in February 2016 and approved increases, effective April 1, 2016, as follows:

Executive Officer	2016 Annual Base Salary	2015 Annual Base Salary	% Change
Clifton Rutledge	$530,450	$515,000	3.0%
M. John Jordan	$329,085	$319,500	3.0%
Kenneth E. Avery	$291,748	$283,250	3.0%

Annual Cash Incentive Compensation

We have adopted the Bojangles’, Inc. Performance Bonus Plan (the “Performance Bonus Plan”). The Performance Bonus Plan is administered by the compensation committee. The purpose of the Performance Bonus Plan is to reward selected employees of ours and our affiliates for their contributions to our financial success and thereby motivate them to continue to make such contributions in the future by granting performance-based awards intended to be tax deductible under section 162(m) of the Code. Bonus awards paid to our named executive officers under our regular and stretch bonus plans, as described above, will be made pursuant to the Performance Bonus Plan.

Each of our named executive officers was eligible to earn an annual cash incentive bonus in fiscal 2016 under two separate bonus plans: (i) our regular bonus plan and (ii) our stretch bonus plan. Our practice with respect to annual incentive compensation has historically been to provide an opportunity to earn bonus awards based on the achievement of Company performance measures. Specifically for fiscal 2016, the opportunity to earn bonus awards was based on the achievement of adjusted consolidated Company earnings before interest and taxes (“EBIT”) budget targets. A portion of Mr. Avery’s bonus is based on annual adjusted consolidated restaurant level EBITDA less restaurant level general and administrative expenses budget targets. Please see our Annual Report for more information on our use of non-GAAP financial measures to assess our operational performance.

Our regular bonus plan and any bonus awards provided thereunder are approved by our compensation committee each year. For fiscal 2016, Messrs. Rutledge and Jordan were eligible to earn a bonus equal to 75% of each such executive’s annual base compensation as of the last day of the fiscal year, based upon the Company meeting or exceeding the adjusted consolidated EBIT budget targets established for the fiscal year. If the Company met 95% but was less than 100% of the established budget target for the fiscal year, each such executive’s bonus compensation would be set at 35% of such executive’s annual base compensation as of the last day of the fiscal year. Based on our performance, bonuses in fiscal 2016 under the regular bonus plan were 100% of target for Messrs. Rutledge and Jordan. For fiscal 2016, Mr. Avery had the opportunity under the regular bonus plan to earn up to 60% of his annual base compensation at target for each fiscal year, based upon the achievement by the Company of (a) adjusted consolidated EBIT in excess of budget targets, for which he can earn 25% of his annual base compensation as of the last day of the fiscal year, (b) total restaurant operations meeting or exceeding total annual adjusted consolidated restaurant level budget (calculated by annual adjusted consolidated store level EBITDA less restaurant level general and administrative expense), for which he can earn 25% of his annual base compensation as of the last day of the fiscal year and (c) total restaurant operations exceeding total annual adjusted consolidated restaurant level budget by over $1 million, for which he can earn 10% of his annual base compensation as of the last day of the fiscal year. Based on our performance, bonus in fiscal 2016 under the regular bonus plan was 83.3% of target for Mr. Avery.

Our stretch bonus plan and any bonus awards provided thereunder are approved by our compensation committee each year. Our stretch bonus plan provides the opportunity for our named executive officers to earn an additional bonus up to 12.5% of such individual’s annual base compensation as of the last day of the fiscal year based upon the extent to which the Company exceeds, before the stretch bonus is deducted, the adjusted consolidated EBIT budget target established under our regular bonus plan for the fiscal year. The bonus opportunities under the stretch bonus plan in fiscal 2016 were structured as follows:

Excess over Adjusted Consolidated EBIT budget before the stretch bonus	Bonus Payout
At least $1,000,000 but less than $3,000,000	2.5% of base salary
At least $3,000,000 but less than $4,000,000	5.0% of base salary
At least $4,000,000 but less than $5,000,000	7.5% of base salary
$5,000,000 or more	12.5% of base salary

Based on our performance, bonuses in fiscal 2016 under the stretch bonus plan were 5.0% of base compensation as of the last day of the fiscal year.

For fiscal 2017, Messrs. Rutledge and Jordan are eligible to earn a bonus equal to 100% and 75%, respectively, of each such executive’s annual base compensation as of the last day of the fiscal year, based upon the Company meeting or exceeding the adjusted consolidated EBIT budget targets established for the fiscal year. However, the Performance Bonus Plan for fiscal 2017 has been modified to allow for Messrs. Rutledge and Jordan to earn threshold, target, and maximum award payouts. The payout range is 50% at threshold, 100% at target, and 150% at or above maximum performance. The payout percentage for performance below threshold is 0%. For performance between threshold and target or between target and maximum, the compensation committee will use straight-line interpolation to determine results and corresponding payouts. The compensation committee determines the annual incentive structure, performance metrics, and goals and each named executive officer’s threshold, target, and maximum award opportunity at the beginning of the fiscal year. Beginning in fiscal 2017, the opportunity for our named executive officers to earn bonus awards under our stretch bonus plan has been eliminated given the modifications to the plan mentioned above.

Long-term Equity Incentive Compensation

We utilize a stock-based incentive compensation plan to provide equity compensation to our named executive officers and other key personnel. Awards under the 2011 Plan are designed to attract and retain executives and are intended to align the interests of the named executive officers with those of our stockholders, as well as to create a link between executive pay and the long-term performance of our common stock.

We award stock options to promote strong alignment of management and shareholder long-term interests. Stock options allow our named executive officers to receive the value of the appreciation in our common stock between the grant date and the exercise date. The number of stock options awarded to our named executive officers for fiscal 2016 was determined by dividing the total dollar value of each named executive officer’s stock option award by the value of one stock option (determined by the Black-Scholes method) at the close of trading on the grant date. Stock options become exercisable in four equal annual installments starting with the first anniversary of the grant date and have a ten-year exercisable term. Therefore, one-fourth of the stock option awards granted in June 2016 become exercisable in each of June 2017, June 2018, June 2019 and June 2020, and the full award expires on June 8, 2026.

We also award RSUs to promote greater equity ownership by our named executive officers, as well as to create a post-IPO retention incentive. The number of RSUs awarded to our named executive officers for fiscal 2016 was determined by dividing the dollar value of each RSU grant by the price of our common stock at the close of trading on the grant date. RSU grants vest in four equal annual installments starting with the first anniversary of the grant date. Therefore, one-fourth of the RSUs granted in June 2016 vest in each of June 2017, June 2018, June 2019 and June 2020.

See “Proposal No. 3 – Approval of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan Summary” for more details regarding the 2011 Plan.

Other Elements of Compensation

401(k) Plan

We sponsor a 401(k) tax deferred savings plan covering employees meeting certain age and service requirements as defined in the plan. Participants can make pretax contributions with the Company matching certain percentages of employee contributions. All employees meeting certain age and service requirements are eligible to participate in our 401(k) plan. Our named executive officers are eligible to participate in these plans generally on the same basis as our other employees. Our 401(k) plan provides substantially all employees meeting certain age and service requirements with the ability to make pre-tax retirement contributions in accordance with applicable Internal Revenue Service limits. Matching contributions are provided in an amount equal to 50% of the first 5% of elective contributions by the employee, and vest over a five-year period. The 401(k) plan matching contributions provided to our named executive officers in fiscal 2016 are reflected above in the “—Summary Compensation Table” section under the “All Other Compensation” heading.

Non-Qualified Deferred Compensation Plan

We sponsor a non-qualified deferred compensation plan for certain eligible employees. This plan allows eligible participants to defer their salary, bonuses, commissions and other performance-based compensation. Investments in the non-qualified deferred compensation plan are comprised of investments held in a rabbi trust. These investments are made at the direction of the participants and consist of money market funds and mutual funds. Deferred compensation, net of accumulated earnings and/or losses on the participant-directed investment options, is distributable in cash at employee specified dates or upon retirement, death, disability or termination from the plan. Our named executive officers are eligible to participate in the deferred compensation plan. We did not make any discretionary matching or profit sharing contributions in fiscal 2016.

Other Benefits

In fiscal 2016, certain of our named executive officers were provided with certain limited perquisites that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. These perquisites include a monthly automobile allowance and reimbursement of gasoline expense, and certain business professional dues and certifications. The amounts paid to named executive officers in fiscal 2016 in respect of these perquisites are reflected above in the “—Summary Compensation Table” section under the “All Other Compensation” heading.

All employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, and life and disability insurance. Our named executive officers are eligible to participate in the broad-based and comprehensive employee benefit programs, including medical, dental, vision, and life and disability insurance made available to other employees, generally on the same basis as our other employees.

Outstanding Equity Awards at Fiscal 2016 Year-End

The following table sets forth information concerning unexercised stock options and stock options that have not vested for each of the named executive officers named in the Summary Compensation Table as of December 25, 2016:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Clifton Rutledge	539,274	274,665	(1)	—	$8.42	2/6/2024
	—	35,000	(2)	—	$18.05	6/8/2026
M. John Jordan	156,289	230,888	(3)	—	$2.03	4/16/2022
	—	15,000	(2)	—	$18.05	6/8/2026
Kenneth E. Avery	78,190	—		—	$2.03	4/16/2022
	123,419	56,100	(4)	—	$8.42	2/6/2024
	—	15,000	(2)	—	$18.05	6/8/2026

(1)	30,519 and 30,518 of the option shares vested on December 31, 2016 and March 31, 2017, respectively, and the remaining option shares vest in seven equal quarterly installments beginning June 30, 2017 subject to continued employment.
(2)	The option shares vest in equal annual installments through June 8, 2020 subject to continued employment.
(3)	The option shares vest, subject to continued employment, on a sliding scale based on the return on investment of the funds managed by Advent (the “Advent Holders”) as compared to the “Aggregate Advent Investment Amount” (i.e. $162,900,210). The option shares will vest on the date(s) on which the Advent Holders receive an aggregate amount of net cash proceeds as follows:

Aggregate Amount of Net Cash Proceeds as Compared to Aggregate Advent Investment Amount	Percentage of Outstanding Option Shares That Will Vest
Greater than 2.5x but less than or equal to 3.0x	40.0%
Greater than 3.0x but less than or equal to 3.5x	80.0%
Greater than 3.5x	100.0%

(4)	11,220 of the option shares vested on February 7, 2017, and the remaining option shares vest in four equal quarterly installments beginning May 7, 2017 subject to continued employment.

The following table sets forth information concerning unvested RSUs for each of the named executive officers named in the Summary Compensation Table as of December 25, 2016:

	RSU Awards
Name	RSU Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Shares or Units of Stock That Have Not Vested ($)
Clifton Rutledge	6/8/2016	17,500	(2)	$336,000	—	$—
M. John Jordan	6/8/2016	7,500	(2)	$144,000	—	$—
Kenneth E. Avery	6/8/2016	7,500	(2)	$144,000	—	$—

(1)	The market value of RSU awards is based on the closing price of Company common stock as of December 23, 2016 (the last market trading date during the Company’s 2016 fiscal year), which was $19.20.

(2)	The RSUs vest in equal annual installments through June 8, 2020 subject to continued employment.

Employment Arrangements

The following is a summary of the material terms of the employment agreements with our named executive officers. The summary below does not contain complete descriptions of all provisions of the employment agreements of our named executive officers and is qualified in its entirety by reference to such employment agreements, copies of which were previously filed with the SEC.

Mr. Rutledge. We have entered into an employment agreement with Mr. Rutledge, dated January 27, 2014, which was amended and restated on December 18, 2014 and November 1, 2016. In accordance with this agreement, Mr. Rutledge is entitled to an annual base salary of $600,000 (effective as of April 1, 2017), which is subject to increases, if any, as may be determined from time to time in the sole discretion of our Board. Mr. Rutledge is eligible to earn an annual bonus, subject to the achievement of annual performance goals established by our Board at the beginning of each applicable fiscal year.

Mr. Rutledge is entitled to reimbursement of expenses incurred in the performance of his duties. Mr. Rutledge is also entitled to certain severance benefits, the terms of which are described below in the section entitled “—Potential Payments Upon a Termination or Change in Control.”

Mr. Rutledge is entitled to participate in all of our employee benefit plans on the same basis as such benefits are generally made available to other senior executive employees. Further, the agreement contains customary non-solicitation and non-competition covenants, which covenants remain in effect for one year following any cessation of employment with respect to Mr. Rutledge.

Mr. Jordan. We entered into an employment agreement with Mr. Jordan, dated May 1, 2006, which was amended and restated on September 12, 2007 and on April 27, 2011. In accordance with the employment agreement, as amended and restated, Mr. Jordan is entitled to an annual base salary of $338,957 (effective as of April 1, 2017), to be reviewed by the chief executive officer no less than annually. Mr. Jordan is also eligible to receive annual bonuses which are awarded by the Board at its discretion. Mr. Jordan receives an automobile allowance, and is entitled to reimbursement of expenses incurred in the performance of his duties. Mr. Jordan is also entitled to certain severance benefits, the terms of which are described below in the section entitled “—Potential Payments Upon a Termination or Change in Control.”

Mr. Jordan is entitled to participate in our employee benefit plans and programs at the same level as other executive employees. Further, Mr. Jordan’s agreement contains a non-solicitation of employees covenant, which remains in effect for one year following any cessation of employment with respect to Mr. Jordan.

Mr. Avery. We entered into a severance agreement with Mr. Avery, dated November 28, 2007, which was amended and restated on April 27, 2011. In accordance with the agreement, Mr. Avery is entitled to certain severance benefits, the terms of which are described below in the section entitled “—Potential Payments Upon a Termination or Change in Control.”

Mr. Avery’s agreement contains a non-solicitation of employees covenant, which remains in effect for one year following any cessation of employment with respect to Mr. Avery.

Potential Payments Upon a Termination or Change in Control

Mr. Rutledge—Termination of Employment without Cause, for Good Reason or due to Non-Renewal. If Mr. Rutledge’s employment is terminated by us without cause, by Mr. Rutledge for good reason or due to non-renewal by us (as such terms are defined in Mr. Rutledge’s employment agreement), Mr. Rutledge will be entitled to severance in an amount equal to his base salary in effect immediately prior to the date of termination, payable in equal installments over a period of 12 months following such termination of employment.

Messrs. Jordan and Avery—Involuntary Termination of Employment. If the executive’s employment is terminated by us other than for cause (as such term is defined in the executive’s employment agreement or severance agreement, as applicable), by the employee as a result of a material adverse change in the nature of the executive’s responsibilities or upward reporting relationship or following a relocation of the executive’s primary office to a location more than 40 miles away from the executive’s then-current primary office, the executive will be entitled to receive an amount equal to 105% of the employee’s compensation, as defined in the employment agreement or severance agreement, as applicable, to include total base pay and bonuses received in a calendar year by the executive, utilizing the greatest amount received by the executive for any of the three calendar years immediately preceding the executive’s separation, payable in equal installments over a period of 12 months following such termination of employment.

Compensation of Directors

We have adopted a compensation policy for non-employee directors that became effective upon the closing of our IPO, which was subsequently amended in June 2016. Under the compensation policy for non-employee directors, each of our non-employee directors who are not affiliated with Advent receives an annual cash retainer fee and an annual restricted stock award for shares of our common stock. Our non-employee directors will also receive additional cash fees for their service as members or chairs on committees. Additionally, our non-employee directors will be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with attendance at Board and committee meetings and other Board related activities. The non-employee director compensation program for fiscal 2016 consisted of the following elements:

Non-Employee Directors’ Annual Retainers – Board Service

Role	Cash Compensation(1)	Equity Award
Non-Executive Chairman of the Board	$80,000	$50,000
Non-Employee Directors (excluding Non-Executive Chairman)	$40,000	$50,000

Non-Employee Directors’ Annual Retainers – Committee Service(1)

Role	Audit	Compensation	Nominating & Corporate Governance
Committee Chair	$15,000	$15,000	$5,000
Committee Member	$10,000	$7,500	$2,500

(1)	Annual cash retainers for board and committee service are paid quarterly in arrears in cash (or fully vested shares of our common stock in lieu of such cash payment, at the election of any such director).

The following table provides compensation information for fiscal 2016 for each of our directors who is not an executive officer:

Name	Fees Earned or Paid in Cash for Fiscal 2016		Stock Awards		All Other Compensation		Total
Steven J. Collins(1)	—		—		—		—
John E. Currie	$57,500		$49,999	(3)	—		$107,499
Tommy L. Haddock	$41,092		$49,999	(3)	—		$91,091
Starlette B. Johnson	$42,590		$49,999	(3)	—		$92,589
James R. Kibler	$66,489	(2)	$49,999	(3)	$1,125	(4)	$117,613
William A. Kussell	$91,832	(2)	$49,999	(3)	$1,260	(5)	$143,091
Robert E. Alderson	$47,907	(6)	$49,999	(3)	$—		$97,906
Steven M. Tadler(1)	—		—		—		—
Christopher J. Doubrava(1)	—		—		—		—

(1)	Messrs. Collins, Tadler and Doubrava are not eligible for compensation as a director due to their affiliation with Advent.
(2)	Includes salary for a portion of fiscal 2016.
(3)	On June 8, 2016, we granted 2,770 RSUs to each of our non-employee directors who are not affiliated with Advent. The RSUs will vest on June 8, 2017, subject to continued service. Vested shares will be delivered within ten days of the vesting date of such RSU.
(4)	Includes employer 401(k) match of $879 and taxable value of life insurance of $246.
(5)	Includes employer 401(k) match of $1,099 and taxable value of life insurance of $161.
(6)	Mr. Alderson passed away on November 22, 2016.

Effective June 8, 2016, Messrs. Kibler and Kussell became non-employee directors. Prior to June 8, 2016, Messrs. Kibler and Kussell were employee directors and were each paid a base salary of $90,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of April 13, 2017 for:

•	each person known to us to be the beneficial owner of more than 5% of our common stock;

•	each named executive officer;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is: c/o Bojangles’, Inc., 9432 Southern Pine Boulevard, Charlotte, North Carolina 28273. We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For purposes of the table below, the beneficial ownership amounts and percentages are based on a total of 36,596,368 shares of our common stock outstanding as of April 13, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or RSUs held by that person that are exercisable as of April 13, 2017 or within 60 days thereafter. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Shares	Percentage of Class
5% Stockholders:
Advent International Corporation and affiliates(1)	18,839,342	51.5%
T. Rowe Price Associates, Inc.(2)	2,812,739	7.7%
Named Executive Officers and Directors:
Kenneth E. Avery(3)	229,674	*
Steven J. Collins(1)(4)	18,839,342	51.5%
Christopher J. Doubrava(1)(4)	18,839,342	51.5%
Tommy L. Haddock(5)	480,476	1.3%
Starlette B. Johnson(6)	2,770	*
M. John Jordan(7)	161,914	*
James R. Kibler(8)	519,419	1.4%
William A. Kussell(9)	393,954	1.1%
Clifton Rutledge(10)	613,436	1.6%
Steven M. Tadler(1)(4)	18,839,342	51.5%
John E. Currie(11)	6,401	*
Mark A. Rowan	—	*
All directors and executive officers as a group (13 persons)(12)	21,253,136	55.3%

*	Less than one percent

(1)

The funds managed by Advent own 100% of Advent-Bojangles Acquisition Limited Partnership, which in turn owns 51.5% of Bojangles’, Inc., resulting in a 51.5% indirect ownership interest in Bojangles’, Inc. by the funds. This 51.5% indirect ownership interest consists of 8,622,766 shares indirectly owned by Advent International GPE VI Limited Partnership; 4,858,667 shares indirectly owned by Advent International GPE VI-A Limited Partnership; 437,073 shares indirectly owned by Advent International GPE VI-B Limited Partnership; 442,725 shares indirectly owned by Advent International GPE VI-C Limited Partnership; 340,992 shares indirectly owned by Advent International GPE VI-D Limited Partnership; 1,085,146 shares indirectly owned by Advent International GPE VI-E Limited Partnership; 1,622,067 shares indirectly owned by Advent International GPE VI-F Limited Partnership; 1,021,092 shares indirectly owned by Advent International GPE VI-G Limited Partnership; 316,500 shares indirectly owned by Advent Partners GPE VI 2008 Limited Partnership; 11,304 shares indirectly owned by Advent partners GPE VI 2009 Limited Partnership; 24,492 shares indirectly owned by Advent Partners GPE VI 2010 Limited Partnership; 26,376 shares indirectly owned by Advent Partners GPE VI-A Limited Partnership; and 30,142 shares indirectly owned by Advent Partners GPE VI-A 2010 Limited Partnership. Advent International Corporation is the manager of Advent International LLC, which in turn is the general partner of GPE VI GP Limited Partnership and GPE VI GP Delaware Limited Partnership. GPE VI GP Limited Partnership is the general partner of Advent International GPE VI Limited Partnership, Advent International GPE VI-A Limited Partnership, Advent International GPE VI-B Limited Partnership, Advent International GPE VI-F Limited Partnership and Advent International GPE VI-G Limited Partnership, and GPE VI GP Delaware Limited Partnership is the general partner of Advent International GPE VI-C

Limited Partnership, Advent International GPE VI-D Limited Partnership and Advent International GPE VI-E Limited Partnership. Advent International Corporation is the manager of Advent International LLC, which is the general partner of Advent Partners GPE VI 2008 Limited Partnership, Advent Partners GPE VI 2009 Limited Partnership, Advent Partners GPE VI 2010 Limited Partnership and Advent Partners GPE VI-A 2010 Limited Partnership. Advent International Corporation exercises voting and investment power over the shares held by each of these entities and may be deemed to have beneficial ownership of any shares held by them. With respect to any shares of common stock held by the funds managed by Advent International Corporation, a group of individuals currently composed of David M. Mussafer, Steven M. Tadler and David M. McKenna, none of whom have individual voting or investment power, exercises voting and investment power over any shares beneficially owned by Advent International Corporation. Each of David M. Mussafer, Steven M. Tadler and David M. McKenna disclaims beneficial ownership of any shares held by the funds managed by Advent International Corporation, except to the extent of their respective pecuniary interest therein. The address of Advent International Corporation and each of the funds listed above is c/o Advent International Corporation, 75 State Street, Floor 29, Boston, MA 02109.
(2)	The information presented is based solely on the Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. (“T. Rowe Price”) on February 7, 2017, with respect to holdings at December 31, 2016. The Schedule 13G indicates sole investment discretion with respect to 2,812,739 shares and sole voting authority with respect to 372,079 shares. These securities are owned by various individual and institutional investors which T. Rowe Price serves as an investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of such securities; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of T. Rowe Price is 100 East Pratt Street, Baltimore, MD 21202.
(3)	Consists of: (a) 227,799 shares of common stock issuable in respect of options that are exercisable within 60 days of April 13, 2017 and (b) 1,875 RSUs that will vest within 60 days of April 13, 2017. As a result of Mr. Avery no longer being an employee of the Company effective April 17, 2017, options to acquire 14,970 shares of common stock and 1,875 RSUs were forfeited on April 17, 2017.
(4)	Each of Messrs. Collins, Doubrava and Tadler disclaim beneficial ownership of the shares of common stock held by the funds managed by Advent International Corporation, except to the extent of their respective pecuniary interest therein. Messrs. Collins’, Doubrava’s and Tadler’s address is c/o Advent International Corporation, 75 State Street, Floor 29, Boston, MA 02109.
(5)	Consists of: (a) 475,075 shares of common stock held by Tri-Arc Food Systems, Inc. Tommy L. Haddock is the president and director, and a major stockholder, of Tri-Arc Food Systems, Inc. and has voting and investment power over such shares of our common stock held by Tri-Arc Food Systems, Inc., (b) 2,631 shares of common stock held by Mr. Haddock and (c) 2,770 RSUs that will vest within 60 days of April 13, 2017.
(6)	Consists of 2,770 RSUs that will vest within 60 of April 13, 2017.
(7)	Consists of: (a) 160,039 shares of common stock issuable in respect of options that are exercisable within 60 days of April 13, 2017 and (b) 1,875 RSUs that will vest within 60 days of April 13, 2017.
(8)	Consists of: (a) 40,639 shares of common stock held by Mr. Kibler, (b) 476,010 shares of common stock issuable in respect of options that are exercisable within 60 days of April 13, 2017 and (c) 2,770 RSUs that will vest within 60 days of April 13, 2017.
(9)	Consists of: (a) 67,717 shares of common stock held by Mr. Kussell, (b) 323,467 shares of common stock issuable in respect of options that are exercisable within 60 days of April 13, 2017 and (c) 2,770 RSUs that will vest within 60 days of April 13, 2017.
(10)	Consists of: (a) 609,061 shares of common stock issuable in respect of options that are exercisable within 60 days of April 13, 2017 and (b) 4,375 RSUs that will vest within 60 days of April 13, 2017.
(11)	Consists of: (a) 3,631 shares of common stock held by Mr. Currie and (b) 2,770 RSUs that will vest within 60 days of April 13, 2017.
(12)

Consists of: (a) 19,434,035 shares of common stock held by the group, (b) 1,796,876 shares of common stock issuable in respect of options that are exercisable within 60 days of April 13, 2017 and (c) 22,225 RSUs that will vest within 60 days of April 13, 2017. As a result of Mr. Avery no longer being an employee of the Company effective April 17, 2017, options to acquire 14,970 shares of common stock and 1,875 RSUs were forfeited on April 17, 2017.

Stock Ownership and Retention Guidelines

The compensation committee approved stock ownership and retention guidelines for named executive officers, other officers and non-employee directors effective as of June 2016. The stock ownership and retention guidelines were designed to assist in focusing officers and covered non-employee directors on the long-term success of the Company and on stockholder value by requiring them to hold a meaningful stake in the Company over the long term. The stock ownership guidelines are expressed as a multiple of base salary for named executive officers and other officers and as a multiple of annual cash retainer (excluding committee and chair fees) for non-employee directors as follows:

Position	Multiple of Salary/Annual Cash Retainer
Chief Executive Officer	3x
Section 16(a) Officers (excluding the CEO)	2x
Other Officers	1x
Non-Employee Directors	4x

Officers and non-employee directors are expected to meet the applicable guideline no more than five years after first becoming subject to it. Until such time as an officer or non-employee director reaches his or her target multiple, he or she will be required to hold 50% of (a) the shares of common stock that are subject to restricted stock and restricted unit awards that become vested and (b) shares acquired upon exercise of stock options (determined (i) on the date the restricted stock and restricted stock units vest, and (ii) on the date of exercise of the stock options and after deducting a number of shares having a market value on such date equal to the exercise price of the exercised stock options). Shares of our common stock owned outright by the executive (directly or indirectly), shares held in the Company’s 401(k) plan (which is currently not an investment option) and the number of shares having a market value on the date of determination equal to sixty percent (60%) of the intrinsic value of vested stock options count toward compliance with these requirements. Each of our named executive officers have satisfied their ownership requirement as of December 25, 2016. Messrs. Haddock, Kibler and Kussell have satisfied their ownership requirement as of December 25, 2016. Ms. Johnson and Messrs. Currie and Rowan are working towards satisfying their ownership requirement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. Executive officers, directors and greater than 10% beneficial owners are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file. As an administrative matter, we assist our executive officers and directors by monitoring transactions and filing Section 16 reports on their behalf. Based on our records, compliance program, and review of written representations, we believe that during fiscal year 2016 our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains information about our equity compensation plans as of December 25, 2016:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,849,123	$4.59	4,007,279
Equity compensation plans not approved by security holders	—	—	—

Total	3,849,123	$4.59	4,007,279

(1)	Includes 81,850 shares of common stock issuable upon vesting of outstanding RSUs.
(2)	Represents the weighted-average exercise price of outstanding stock options and does not include RSUs, which have no exercise price.

Please see note 20 to our audited financial statements and “Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan Summary” above for a description of the 2011 Plan.

RELATED PERSON TRANSACTIONS

The following is a description of transactions to which we have been a party, since December 28, 2015, in which the amount involved in the transaction exceeds $120,000, and in which any of our directors, executive officers or to our knowledge, beneficial owners of more than 5% of our capital stock or an affiliate or immediate family member thereof had or will have a direct or indirect material interest, other than employment, compensation, termination and change in control arrangements with our executive officers and directors, which are described under “Executive and Director Compensation.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions with unrelated third parties.

Stockholders’ Agreement

In August 2011, in connection with Advent’s investment in Bojangles’, we entered into a stockholders’ agreement with Advent, Messrs. Kibler and Kussell, and certain other investors. In accordance with this agreement, the holders of our capital stock agreed to vote their shares in favor of the election to our Board of six original individuals designated by Advent, which subsequently increased to seven members in February 2014, and then to nine members in May 2015. As of March 2016, and currently, there are ten members on our Board: Messrs. Currie, Collins, Haddock, Kibler, Kussell, Doubrava, Rutledge and Tadler, who were originally elected pursuant to the terms of the stockholders’ agreement, and Ms. Johnson and Mr. Rowan who were originally elected based on the nominating and corporate governance committee’s recommendation.

In addition, our stockholders’ agreement provided certain rights to certain of our stockholders with respect to our capital stock, including tag-along rights and drag-along rights in respect of the sale of shares of our capital stock, as well as certain restrictions on the transfer of our shares. Our stockholders’ agreement also provided us with a right of first refusal to purchases of our shares if certain stockholders desired to sell their shares pursuant to a bona fide third-party offer. All provisions of our stockholders’ agreement, except the provisions relating to registration rights which are discussed below, terminated upon the closing of our IPO.

Our stockholders’ agreement contains registration rights that require us to register shares of our common stock held by the stockholders who are parties to the stockholders’ agreement in the event we register for sale, either for our own account or for the account of others, shares of our common stock in future offerings, which included the IPO. These stockholders will be able to participate in such registration on a pro rata basis, subject to certain terms and conditions. At least 30 days prior to the effective date of any registration statement, notice is to be given to all holders of registrable securities party to the stockholders’ agreement outlining their rights to include their shares in that registration statement, and we must register any securities which such holders request to be registered, within 20 days of receipt of notice. However, we may withdraw or cease proceeding with any such registration provided that such withdrawal or cessation applies to all equity securities originally proposed to be registered. A stockholder may withdraw any securities that it has previously elected to include in a registration statement pursuant to such registration rights.

Our stockholders’ agreement also permits Advent to make an unlimited number of requests that we register all or any part of the registrable securities held by them under the Securities Act. In such demand registrations, subject to certain exceptions, the other parties to the stockholders’ agreement have certain rights to participate on a pro rata basis, subject to certain conditions. In November 2016, we filed a registration statement on Form S-3 pursuant to which 25,779,981 shares of our common stock, including all shares held by Advent, were registered. Certain other parties to the stockholders’ agreement also registered a portion of the registerable securities held by them on the Form S-3 filed in November 2016. Parties to the stockholders’ agreement are able to demand registration on Form S-3 under certain circumstances. The exercise of these registration rights and the sale of a large number of shares of our common stock could cause the price of our common stock to decline.

The stockholders with these registration rights hold an aggregate of 19,440,711 shares of our common stock, of which 18,879,981 of such shares of common stock are subject to a currently effective registration statement. We will be required to bear any additional costs incurred in connection with these registrations or related offerings, other than underwriting discounts and commissions. The registration rights described above could result in substantial future expenses for us and adversely affect any future equity or debt offerings.

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under law and our amended and restated certificate of incorporation and amended and restated bylaws. Additionally, we may enter into indemnification agreements with any new directors or executive officers that may be broader in scope than the specific indemnification provisions contained in Delaware Law and our amended and restated certificate of incorporation and amended and restated bylaws. There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Agreements with Mr. Haddock and Affiliates

One of our directors, Mr. Haddock, is also one of our significant franchisees, and, through his affiliates, has a number of agreements and business arrangements with us. Mr. Haddock’s affiliates include:

(i)	Tri-Arc Food Systems, Inc. (“Tri-Arc”), of which Mr. Haddock and his family are beneficial owners of 50% of the capital stock of Tri-Arc;

(ii)	New Generation Foods, LLC (“NGF”), of which certain members of Mr. Haddock’s family are beneficial owners of 100% of the membership interests of NGF;

(iii)	JZF Properties, LLC (“JZF”), of which certain members of Mr. Haddock’s family are beneficial owners of 100% of the membership interests of JZF; and

(iv)	Cajun Jack’s, LLC (“Cajun Jack’s”), of which certain members of Mr. Haddock’s family are beneficial owners of 100% of the membership interests of Cajun Jack’s.

Tri-Arc is one of our franchisees. Tri-Arc remits payments to the Company for royalties, marketing, and franchise license fees. As of December 25, 2016, gross accounts receivable due from Tri-Arc was $0.4 million. For fiscal 2016, the Company recognized royalty revenue of $5.1 million and franchise fee revenue of $25 thousand from Tri-Arc. In addition, the Company reimburses Tri-Arc for shared marketing costs. Total payments to Tri-Arc for the marketing costs were $0.1 million for fiscal 2016.

NGF is one of our franchisees. NGF remits payments to us for royalties, marketing, and franchise license fees. As of December 25, 2016, gross accounts receivable due from NGF was $0.1 million. For fiscal 2016, we recognized royalty revenues of approximately $0.6 million from NGF.

JZF leases land and a building to us for use as a Company-operated restaurant. For fiscal 2016, we made total rent payments of approximately $0.2 million to JZF.

Cajun Jack’s is one of our franchisees. Cajun Jack’s remits payments to us for royalties, marketing, and franchise license fees. As of December 25, 2016, gross accounts receivable due from Cajun Jack’s was $8 thousand. For fiscal 2016, we recognized royalty revenues of approximately $0.1 million from Cajun Jack’s.

Panthers Football, LLC (the “Panthers”) is owned by family members of certain stockholders of Tri-Arc. We have marketing and sponsorship agreements with the Panthers. Total expenses incurred under these agreements for fiscal 2016 were approximately $0.7 million.

MAR Real Estate, LLC (“MRE”) is owned by a certain stockholder of Tri-Arc. MRE leases land and buildings to us for use as Company-operated restaurants. For fiscal 2016, we made total rent payments of approximately $0.2 million to MRE.

Palmetto Lowcountry Properties, LLC (“PLP”) is owned by a certain stockholder of Tri-Arc. PLP leases land and buildings to us for use as Company-operated restaurants. For fiscal 2016, we made total rent payments of $0.1 million to PLP.

Catco Bo Memorial, LLC (“CBM”) is owned by a certain stockholder of Tri-Arc. CBM leases land, equipment and a building to us for use as a Company-operated restaurant. For fiscal 2016 we made total rent payments of $0.1 million to CBM.

MRMJ Holdings, LLC (“MRMJ”) is owned by a certain stockholder of Tri-Arc. MRMJ leases land and a building to us for use as a Company-operated restaurant. For fiscal 2016 we made total rent payments of $37 thousand to MRMJ.

Policy Concerning Related Party Transactions

Our Board has adopted a written policy relating to the approval of related party transactions. Our audit committee reviews certain financial transactions, arrangements, and relationships between us and any of the following related parties to determine whether any such transaction, arrangement or relationship is a related party transaction:

◾	any of our directors, director nominees or executive officers;

◾	any beneficial owner of more than 5% of our outstanding stock; and

◾	any immediate family member of any of the foregoing.

Our audit committee reviews any financial transaction, arrangement or relationship that:

◾	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $120,000;

◾	would cast doubt on the independence of a director;

◾	would present the appearance of a conflict of interest between us and the related party; or

◾	is otherwise prohibited by law, rule or regulation.

Our audit committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the audit committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the audit committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the audit committee member will provide all material information concerning the transaction to the audit committee. The audit committee will report its action with respect to any related party transaction to our Board. Our audit committee has ratified or approved the transactions described above in accordance with this policy.

OTHER BUSINESS

As of the date of this proxy statement, management does not intend to present and has not been informed that any other person intends to present any matter for action not specified in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the proxy holders will act on those matters in accordance with their best judgment.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements or Notice of Internet Availability of Proxy Materials for two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for the Company.

Some banks, brokers and other nominee record holders may follow the practice of sending only one copy of our proxy statement or Notice of Internet Availability of Proxy Materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

If you prefer, the Company will promptly deliver a separate copy of the document to you if you request one by writing or calling as follows: 9432 Southern Pine Boulevard, Charlotte, North Carolina 28273, Attn: Secretary and telephone number is 704-527-2675. If you want to receive separate copies of the proxy statement or Notice of Internet Availability of Proxy Materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder, or you may contact us at the address and phone number above.

STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

In order to be included in the Company’s proxy statement for the 2018 annual meeting of stockholders, a stockholder proposal must be received in writing by the Company at 9432 Southern Pine Blvd., Charlotte, North Carolina, 28273, Attn: Secretary no later than December 21, 2017, and must otherwise comply with the requirements of our amended and restated bylaws and applicable rules of the SEC, including Rule 14a-8 of the Exchange Act. To submit a proposal, a stockholder must be entitled to vote on such proposal at the annual meeting of stockholders and must be a stockholder of record at the time of giving notice of the proposal and at the time of the 2018 annual meeting of stockholders.

Our amended and restated bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of such proposed business in writing. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive office at the address listed above not less than 90 days nor more than 120 days prior to the first anniversary of the date on which the Company held the preceding year’s annual meeting. To be timely, the notice must be received by the Company’s Secretary at the above address no earlier than February 10, 2018 and no later than March 12, 2018. In the event that the date of the annual meeting is advanced or delayed by more than 25 days before or after the date of the anniversary of the preceding year’s annual meeting, the notice, in order to be timely, must be received no later than the 10th day following the day on which public announcement of the date of such meeting is first made or by such later date as may be indicated in such public announcement. The notice must also describe the stockholder proposal in reasonable detail and provide certain other information required by the Company’s amended and restated bylaws. A copy of the Company’s amended and restated bylaws is available upon request from the Company’s Secretary at the address set forth above.

ANNUAL REPORT ON FORM 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 25, 2016, as filed with the SEC, will be mailed with this proxy statement to those stockholders that elect to receive a paper copy of the proxy materials. For those stockholders that receive the Notice of Internet Availability of Proxy Materials, this proxy statement and our fiscal 2016 Annual Report are available without charge at www.edocumentview.com/BOJA. The Form 10-K and exhibits may also be obtained without charge from our website, www.bojangles.com under the “Investors” section, or directly from the SEC’s website, www.sec.gov.

In addition, we will provide, without charge, a copy of our 2016 annual report on Form 10-K (including the financial statements and the financial statement schedules but excluding the exhibits thereto) to any stockholder of record or beneficial owner of our common stock. Requests can be made by writing to 9432 Southern Pine Boulevard, Charlotte, North Carolina 28273, Attn: Secretary.

By Order of the Board of Directors,

Laura Roberts

Secretary

APPENDIX A

BOJANGLES’, INC.

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

SECTION 1. Purpose; Definitions. The purposes of the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan (the “Plan”) are to: (a) enable Bojangles’, Inc. (the “Company”) and its affiliated companies to recruit and retain highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.

For purposes of the Plan, the following terms will have the meanings defined below, unless the context clearly requires a different meaning:

(a) “Affiliate” means, with respect to a Person, a Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

(b) “Applicable Law” means the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal, state and foreign securities law, federal, state and foreign tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted.

(c) “Award” means an award of Options, Restricted Stock, Restricted Stock Units or Performance Awards made under this Plan.

(d) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.

(e) “Board” means the Board of Directors of the Company, as constituted from time to time.

(f) “Cause” means (i) Participant’s refusal to comply with any lawful directive or policy of the Board which refusal is not cured by the Participant within ten (10) days of such written notice from the Company; (ii) the Company’s determination that, in the reasonable judgment of the Board, Participant has committed any act of dishonesty, embezzlement, unauthorized use or disclosure of confidential information or other intellectual property or trade secrets, common law fraud or other fraud against the Company or any Subsidiary or Affiliate; (iii) a material breach by the Participant of any written agreement with or any fiduciary duty owed to any Company or any Subsidiary of Affiliate; (iv) Participant’s conviction (or the entry of a plea of a nolo contendere or equivalent plea) in a court of competent jurisdiction of a felony or any misdemeanor involving material dishonesty or moral turpitude; or (v) Participant’s habitual or repeated misuse of, or habitual or repeated performance of Participant’s duties under the influence of, alcohol, illegally obtained prescription controlled substances or non-prescription controlled substances. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in such other agreement.

(g) “Change in Control” shall mean the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total power to vote for the election of directors of the Company; (ii) during any twelve month period, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1(g)(i), Section 1(g)(iii), Section 1(g)(iv) or Section 1(g)(v) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period of whose election or nomination for election was previously approved, cease for any reason to constitute a majority thereof; (iii) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); (iv) the sale or other disposition of all or substantially all of the assets of the Company; (v) a liquidation or dissolution of the Company or (vi) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the voting securities outstanding immediately before such share exchange.

Notwithstanding anything in the Plan or an Award Agreement to the contrary, if an Award is subject to Section 409A of the Code, no event that, but for the application of this paragraph, would be a Change in Control as defined in the Plan or the Award Agreement, as applicable, shall be a Change in Control unless such event is also a “change in control event” as defined in Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Committee” means the committee designated by the Board to administer the Plan under Section 2. To the extent required under Applicable Law, the Committee shall have at least two members and each member of the Committee shall be a Non-Employee Director and an Outside Director.

(j) “Director” means a member of the Board.

(k) “Disability” means a condition rendering a Participant Disabled.

(l) “Disabled” will have the same meaning as set forth in Section 22(e)(3) of the Code.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq Global Select Market, the Fair Market Value of a Share will be the closing sales price for such stock as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in Shares) at the close of regular hours trading on the day of determination; (ii) if the Shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for Shares at the close of regular hours trading on the day of determination; or (iii) if Shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Committee taking into consideration such factors as the Committee considers appropriate, such determination by the Committee to be final, conclusive and binding. Notwithstanding the foregoing, in connection with a Change in Control, Fair Market Value shall be determined in good faith by the Committee, such determination by the Committee to be final conclusive and binding.

(o) “Incentive Stock Option” means any Option intended to be an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(p) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

(q) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.

(r) “Outside Director” means a member of the Board who meets the definition of an “outside director” under Section 162(m) of the Code.

(s) “Option” means any option to purchase Shares (including an option to purchase Restricted Stock, if the Committee so determines) granted pursuant to Section 5 hereof.

(t) “Parent” means, in respect of the Company, a “parent corporation” as defined in Sections 424(e) of the Code.

(u) “Participant” means an employee, consultant, Director, or other service provider of or to the Company or any of its respective Affiliates to whom an Award is granted

(v) “Performance Award” means any Award that, pursuant to Section 9, is granted, vested and/or settled upon the achievement of specified performance conditions.

(w) “Performance Goals” means a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain of being met before the grant of the Award) based upon: (i) specified levels of or increases in pre-tax earnings, return on capital, equity measures/ratios (on a gross, net, pre-tax or post tax basis), including basic earnings per share, diluted earnings per share, total earnings (including total earnings as adjusted by the Committee at the time of the Award), operating earnings, earnings growth, earnings before interest and taxes (or EBIT), earnings before interest, taxes, depreciation and amortization (or EBITDA), or EBIT or EBITDA as adjusted by the Committee at the time of the Award; (ii) comparable sales or non-comparable sales; (iii) comparable sales growth; (iv) new restaurant sales; (v) system wide sales; (vi) new restaurant openings; (vii) gross margin, restaurant contribution margin, EBITDA margin, EBIT margin, net income margin or any of the foregoing as adjusted by the Committee at the time of the Award; (viii) customer service levels; (ix) customer or employee satisfaction; (x) employee recruiting, development and retention; (xi) average unit volumes; (xii) merchandising initiatives; (xiii) advertising effectiveness; (xiv) number and timing of lease negotiations; (xv) development of new markets; (xvi) financial ratios; (xvii) strategic initiatives; (xviii) improvement in or attainment of operating expense levels; (ixx) working capital; (xx) share price; (xxi) cash flow; (xxii) costs; (xxiii) franchise royalties; (xxiv) franchise fees; (xxv) the achievement of a certain level of, reduction of, or other specified objectives with regard to debt or other similar financial obligations; (xxvi) and any combination of the foregoing. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals and may apply to the Company as a whole or to any Subsidiary, division or other unit of the Company.

(x) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.

(y) “Plan” means the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan herein set forth, as amended from time to time.

(z) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 7 hereof.

(aa) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.

(bb) “Shares” means shares of the Company’s common stock, subject to substitution or adjustment as provided in Section 3(c) hereof.

(cc) “Subsidiary” means, in respect of the Company, a subsidiary company as defined in Sections 424(f) and (g) of the Code.

SECTION 2. Administration. The Plan shall be administered by the Committee. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, Affiliates, their respect employees, the Participants, persons claiming rights from or through Participants and stockholders of the Company.

The Committee will have full authority to grant Awards under this Plan and determine the terms of such Awards. Such authority will include the right to:

(a) select the individuals to whom Awards are granted (consistent with the eligibility conditions set forth in Section 4);

(b) determine the type of Award to be granted;

(c) determine the number of Shares, if any, to be covered by each Award;

(d) establish the terms and conditions of each Award;

(e) subject to Section 9, establish the performance conditions relevant to any Award and certify whether such performance conditions have been satisfied;

(f) approving forms of agreements (including Award Agreements) for use under the Plan;

(g) determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d);

(h) accelerate the vesting or exercisability of an Award and to modify or amend each Award, subject to Section 10; and

(i) extend the period of time for which an Option is to remain exercisable following a Participant’s termination of service to the Company from the limited period otherwise in effect for that Option to such greater period of time as the Committee deems appropriate, but in no event beyond the expiration of the term of the Option.

The Committee will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms and form of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it deems necessary to carry out the intent of the Plan.

The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such delegation. Any such delegation shall be subject to the applicable corporate laws of the State of Delaware. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.

SECTION 3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. Subject to adjustment as provided in Section 3(c) of the Plan, the maximum number of Shares that may be issued in respect of Awards under the Plan is 8,500,000 Shares (inclusive of

Shares subject to Awards issued under any prior version of the Plan that remain outstanding as of the effective date of the Plan) (the “Plan Limit”), all of which Shares may be issued in respect of Incentive Stock Options. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares issued by the Company through the assumption or substitution of outstanding grants in connection with the acquisition of another entity shall not reduce the maximum number of shares available for delivery under the Plan. In accordance with the requirements under Section 162(m) of the Code, the maximum number of Shares underlying Awards (including Options, Restricted Stock, Restricted Stock Units and Performance Awards) that may be granted during a calendar year to any individual Participant shall be fifty percent (50%) of the Plan Limit.

(b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. Shares withheld in settlement of a tax withholding obligation associated with an Award, or in satisfaction of the exercise price payable upon exercise of an Option, will not become available for grant under the Plan.

(c) Other Adjustment. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, stock split, reverse stock split, split up, spin-off, combination of shares, exchange of shares, stock dividend, dividend in kind, or other like change in capital structure (other than ordinary cash dividends) to shareholders of the Company, or other similar corporate event or transaction affecting the Shares, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall, in such manner as it may deem equitable, substitute or adjust, in its sole discretion, the number and kind of shares that may be issued under the Plan or under any outstanding Awards, the number and kind of shares subject to outstanding Awards, the exercise price, grant price or purchase price applicable to outstanding Awards, and/or any other affected terms and conditions of this Plan or outstanding Awards. The Committee shall not make any adjustment that would adversely affect the status of any Award that is “performance-based compensation” under Section 162(m) of the Code.

(d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:

(i) cause any or all outstanding Awards to become vested and immediately exercisable (as applicable), in whole or in part;

(ii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;

(iii) cancel any unvested Award or unvested portion thereof, with or without consideration;

(iv) cancel any Award in exchange for a substitute award;

(v) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with value equal to Fair Market Value of an unrestricted Share on the date of the Change in Control;

(vi) cancel any Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Committee may cancel that Option without any payment of consideration therefor;

(vii) take such other action as the Committee shall determine to be reasonable under the circumstances; and/or

(viii) notwithstanding any provision of this Section 3(d), in the case of any Award subject to Section 409A of the Code, such Award shall vest and be distributed only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

In the discretion of the Committee, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.

SECTION 4. Eligibility. Employees, Directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, any Parent or a Subsidiary are eligible to be granted Incentive Stock Options.

SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. The Award Agreement shall state whether such grant is an Incentive Stock Option or a Non-Qualified Stock Option. Any Option granted under the Plan will be in such form as the Committee may at the time of such grant approve.

The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(a) Option Price. The exercise price per Share under an Option will be determined by the Committee and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.

(b) Option Term. The term of each Option will be fixed by the Committee, but no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns, either directly and/or within the meaning of the attribution rules contained in Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, may not have a term of more than 5 years. No Option may be exercised by any Person after expiration of the term of the Option.

(c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Committee.

(d) Method of Exercise. Subject to the terms of the applicable Award Agreement, the exercisability provisions of Section 5(c) and the termination provisions of Section 6, Options may be exercised in whole or in part from time to time during their term by the delivery of written notice to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Committee may accept. The Committee may, in its sole discretion, permit payment of the exercise price of an Option in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the Option is exercised or through means of a “net settlement,” whereby the Option exercise price will not be due in cash and where the number of Shares issued upon such exercise will be equal to: (A) the product of (i) the number of Shares as to which the Option is then being exercised, and (ii) the excess, if any, of (a) the then current Fair Market Value per Share over (b) the Option exercise price, divided by (B) the then current Fair Market Value per Share.

No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 15(a) hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.

(e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.

(f) Termination of Service. Unless otherwise specified in the applicable Award Agreement or as otherwise provided by the Committee at or after the time of grant, Options will be subject to the terms of Section 6 with respect to exercise upon or following termination of employment or other service.

SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Option in the applicable Award Agreement or otherwise determined by the Committee, any portion of an Option that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 6.

(a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of death, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

(b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the Committee at or after grant, or (ii) if not specified by the Committee, then 12 months from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

(c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option, or portion thereof, not already exercised will be immediately and automatically forfeited as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.

(d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Committee may determine at or after grant, for a period expiring (i) at such time as may be specified by the

Committee at or after grant, or (ii) if not specified by the Committee, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, upon the expiration of the stated term of such Option.

SECTION 7. Restricted Stock.

(a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Committee will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards. The purchase price for Restricted Stock may, but need not, be zero. The prospective recipient of an Award of Restricted Stock will not have any rights with respect to such Award, unless and until such recipient has delivered to the Company an executed Award Agreement and has otherwise complied with the applicable terms and conditions of such Award.

(b) Certificates. Upon the Award of Restricted Stock, the Committee may direct that a certificate or certificates representing the number of shares of Common Stock subject to such Award be issued to the Participant or placed in a restricted stock account (including an electronic account) with the transfer agent and in either case designating the Participant as the registered owner. The certificate(s) representing such shares shall be physically or electronically legended, as applicable, as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and if issued to the Participant, returned to the Company, to be held in escrow during the Restriction Period. As a condition to any Award of Restricted Stock, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.

(c) Restrictions and Conditions. The Award Agreement evidencing the grant of any Restricted Stock will incorporate the following terms and conditions and such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee deems appropriate in its sole and absolute discretion:

(i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Committee (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Committee may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Committee may determine, in its sole and absolute discretion.

(ii) While any Share of Restricted Stock remain subject to restriction, the Participant will have, with respect to the Restricted Stock, the right to vote the Shares, but will not have the right to receive any cash distributions or dividends prior to the lapse of the Restriction Period underlying such Shares unless otherwise provided under the applicable Award Agreement or as determined by the Committee. If any cash distributions or dividends are payable with respect to the Restricted Stock, the Committee, in its sole discretion, may require the cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or, if the Committee so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a) of the Plan. A Participant shall not be entitled to interest with respect to any dividends or distributions subjected to the Restriction Period. Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.

(iii) Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the applicable Restriction Period, the Participant’s Restricted Stock that then remains subject to forfeiture will then be forfeited automatically.

SECTION 8. Restricted Stock Units. Subject to the other terms of the Plan, the Committee may grant Restricted Stock Units to eligible individuals and may, in its sole and absolute discretion, impose conditions on such units as it may deem appropriate, including, without limitation, continued employment or service of the recipient or the attainment of specified individual or corporate performance goals. Each Restricted Stock Unit shall be evidenced by an Award Agreement in the form that is approved by the Committee and that is not inconsistent with the terms and conditions of the Plan. Each Restricted Stock Unit will represent a right to receive from the Company, upon fulfillment of any applicable conditions, an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in Shares. All other terms governing Restricted Stock Units, such as vesting, time and form of payment and termination of units shall be set forth in the applicable Award Agreement. The Participant shall not have any shareholder rights with respect to the Shares subject to a Restricted Stock Unit Award until that Award vests and the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Restricted Stock Unit Award vesting, the Participant’s Restricted Stock Units that then remain subject to forfeiture will then be forfeited automatically.

SECTION 9. Performance Based Awards.

(a) Performance Awards Generally. The Committee may grant Performance Awards in accordance with this Section 9. Performance Awards may be denominated as a number of Shares or specified number of other Awards, which may be earned upon achievement or satisfaction of such Performance Goals as may be specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals as may be specified by the Committee.

(b) Adjustments to Performance Goals. The Committee may provide, at the time Performance Goals are established, that adjustments will be made to those performance goals to take into account, in any objective manner specified by that committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) restructuring activities reported in the Company’s public filings, (E) investments, dispositions or acquisitions, (F) loss from the disposal of certain assets, (G) gain or loss from the early extinguishment, redemption, or repurchase of debt, (H) changes in accounting principles, or (I) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code (to the extent such Award is intended to be “qualified performance-based compensation”). An adjustment described in this Section may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the performance goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the committee at the time performance objectives are established. In addition, adjustments will be made as necessary to any performance criteria related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s equity.

(c) Other Terms of Performance Awards. The Committee may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the applicable performance period. The Participant shall not have any shareholder rights with respect to the Shares subject to a Performance Award until the Shares are actually issued thereunder. Subject to the provisions of the applicable Award Agreement or as otherwise determined by the Committee, if a Participant’s service with the Company terminates prior to the Performance Award vesting, the Participant’s Performance Award or portion thereof that then remains subject to forfeiture will then be forfeited automatically.

SECTION 10. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time. However, except as otherwise provided in Section 3, no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award without that Participant’s consent or which, without the approval of such amendment within 365 days of its adoption by the Board by the Company’s stockholders in a manner consistent with Treas. Reg. § 1.422-3 (or any successor provision), would: (i) increase the total number of Shares reserved for issuance hereunder, or (ii) change the persons or class of persons eligible to receive Awards.

SECTION 11. Prohibition on Repricing Programs. Neither the Committee nor the Board shall (i) implement any cancellation/re-grant program pursuant to which outstanding Options under the Plan are cancelled and new Options are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options under the Plan with exercise prices or base prices per share in excess of the then current Fair Market Value per Share for consideration payable in equity securities of the Company or (iii) otherwise directly reduce the exercise price or base price in effect for outstanding Options under the Plan, without in each such instance obtaining shareholder approval.

SECTION 12. Conditions Upon Grant of Awards and Issuance of Shares.

(a) The implementation of the Plan, the grant of any Award and the issuance of Shares in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the Shares issuable pursuant to those Awards.

(b) No Shares or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Applicable Law, including the filing and effectiveness of the Form S-8 registration statement for the Shares issuable under the Plan, and all applicable listing requirements of any stock exchange on which Shares are then listed for trading.

SECTION 13. Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participant to, any party, other than the Company, any Subsidiary or Affiliate, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an Incentive Stock Option) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

SECTION 14. Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to such amount. The minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

SECTION 15. Liability of Company.

(a) Inability to Obtain Authority. If the Company cannot, by the exercise of commercially reasonable efforts, obtain authority from any regulatory body having jurisdiction for the sale of any Shares under this Plan, and such authority is deemed by the Company’s counsel to be necessary to the lawful issuance of those Shares, the Company will be relieved of any liability for failing to issue or sell those Shares.

(b) Grants Exceeding Allotted Shares. If Shares subject to an Award exceed, as of the date of grant, the number of Shares which may be issued under the Plan without additional shareholder approval, that Award will be contingent with respect to such excess Shares, on the effectiveness under Applicable Law of a sufficient increase in the number of Shares subject to this Plan.

(c) Rights of Participants and Beneficiaries. The Company will pay all amounts payable under this Plan only to the applicable Participant, or beneficiaries entitled thereto pursuant to this Plan. The Company will not be liable for the debts, contracts, or engagements of any Participant or his or her beneficiaries, and rights to cash payments under this Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding while in the hands of the Company.

SECTION 16. General Provisions.

(a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.

(b) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other Applicable Law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(c) Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required.

(d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee or other service provider of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment or engagement of any of its employees or other service providers at any time.

(e) Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

SECTION 17. Effective Date of Plan. The Plan will become effective immediately prior to the closing of the Company’s initial public offering.

SECTION 18. Term of Plan. Unless the Plan shall theretofore have been terminated in accordance with Section 10, the Plan shall terminate on the 10-year anniversary of the effective date, and no Awards under the Plan shall thereafter be granted.

SECTION 19. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any Applicable Law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

SECTION 20. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.

SECTION 21. Notices. Any notice to be given to the Company pursuant to the provisions of this Plan must be given in writing and addressed, if to the Company, to its principal executive office to the attention of its Chief Financial Officer (or such other Person as the Company may designate in writing from time to time), and, if to a Participant, to the address contained in the Company’s personnel files, or at such other address as that Participant may hereafter designate in writing to the Company. Any such notice will be deemed duly given: if delivered personally or via recognized overnight delivery service, on the date and at the time so delivered; if sent via telecopier or email, on the date and at the time telecopied or emailed with confirmation of delivery; or, if mailed, five (5) days after the date of mailing by registered or certified mail.

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 7, 2017. Vote by Internet Go to www.investorvote.com/BOJA Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors Class II Nominees: For Withhold For Withhold For Withhold + 01—William A. Kussell 02—Tommy L. Haddock 03—James R. Kibler Class I Nominee: For Withhold 04—Mark A. Rowan For Against Abstain 2. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2017. For Against Abstain 3. To approve the Bojangles’, Inc. Amended and Restated 2011 Equity Incentive Plan B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 02L1FB 1UPX

qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

Proxy — Bojangles’, Inc.

Notice of 2017 Annual Meeting of Stockholders

Bojangles’, Inc. corporate office, 9600 Southern Pine Boulevard, Suite J, Charlotte, North Carolina 28273 Proxy Solicited by Board of Directors for Annual Meeting — June 8, 2017

Clifton Rutledge and M. John Jordan, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Bojangles’, Inc. to be held on June 8, 2017 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)